Exhibit 10.3

Execution Version

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

This FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is dated as of July 8, 2019 and is entered into by and among PETIQ, LLC, an Idaho limited liability company (the “Borrower”), the Guarantors party hereto, ARES CAPITAL CORPORATION and each other Lender party hereto, the Departing Lender (as defined below) and ARES CAPITAL CORPORATION, as the administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below) after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower, Ares Capital Corporation and the Lenders party thereto and the Administrative Agent have entered into that certain Term Loan Credit Agreement, dated as of January 17, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, as set forth below and

WHEREAS, on the Amendment Effective Date, (a) the Lenders party hereto (consisting of all Lenders) and the Administrative Agent are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Amendment, and (b) East West Bank, as an existing Lender, shall cease to be a party to the Credit Agreement as evidenced by its execution and delivery of its signature page to this Amendment (the “Departing Lender”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Guarantors party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows:

SECTION I. AMENDMENTS

A. Subject to the satisfaction of the conditions set forth in Section II of this Amendment, on the Amendment Effective Date (as defined below),

(1) the Credit Agreement will be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of Credit Agreement attached as Exhibit A hereto;

(2) the schedules to the Credit Agreement will be amended and restated in their entirety as set forth as Exhibit B hereto; and

(3) Exhibit D to the Credit Agreement will be amended and restated in its entirety as set forth as Exhibit C hereto.

B. Except as otherwise provided herein, all exhibits to the Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date, will be continued as the exhibits attached to the Amended and Restated Credit Agreement (as defined below).

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C. Effective on the Amendment Effective Date, all “Loans” as defined in, and outstanding under, the Credit Agreement of the Departing Lender shall be repaid in full in cash (accompanied by any accrued and unpaid interest and fees thereon) and all “Commitments” as defined in, and outstanding under, the Credit Agreement of the Departing Lender shall be terminated and the Departing Lender shall not be a Lender under the Amended and Restated Credit Agreement.

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction or waiver of all of the conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the “Amendment Effective Date”) set forth in Section 4.01 of the Amended and Restated Credit Agreement.

SECTION III. REAFFIRMATION, ACKNOWLEDGMENT AND CONSENT

The Borrower hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments to the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

Each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

SECTION IV. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended and Restated Credit Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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B. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Amended and Restated Credit Agreement.

C. Non-Reliance on Administrative Agent. Each Lender acknowledges that it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Amended and Restated Credit Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

D. No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended and Restated Credit Agreement.

E. Headings. Section and Subsection headings in this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.

F. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD OF CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW. The provisions of Sections 10.04 and 10.14(b), (c), (d) and (e) of the Amended and Restated Credit Agreement are incorporated by reference herein and made a part hereof.

G. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

H. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impacted thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

PETIQ, LLC, an Idaho limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

[Signature Page to First Amendment]

Guarantors:

PETIQ HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRUE SCIENCE HOLDINGS, LLC, a Florida limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRURX LLC, an Idaho limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

TRU PRODIGY, LLC, a Texas limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

COMMUNITY VETERINARY CLINICS, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

PET SERVICES OPERATING, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

[Signature Page to First Amendment]

VIP PETCARE, LLC, a California limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

PAWSPLUS MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

COMMUNITY CLINICS, INC., a California corporation

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

HBH ENTERPRISES LLC,
a Utah limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

SERGEANT’S PET CARE PRODUCTS, INC.,
a Michigan corporation

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

[Signature Page to First Amendment]

SPC TRADEMARKS, LLC,
a Texas limited liability company

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

VELCERA, INC.,
a Delaware corporation

By:	/s/ McCord Christensen
Name: McCord Christensen
Title: Chief Executive Officer

[Signature Page to First Amendment]

ARES CAPITAL CORPORATION, as Administrative Agent and a Lender

By:	/s/ Michael L. Smith
Name: Michael L. Smith
Title: Authorized Signatory

[Signature Page to First Amendment]

LENDERS:

ARES CAPITAL CORPORATION

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

CADEX CREDIT FINANCING, LLC

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

ARES JASPER FUND HOLDINGS, LLC
By: Ares Capital Management LLC, as servicer

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

ARES ND CSG HOLDINGS LLC
By: Ares Capital Management LLC, as servicer

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND
SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title: Authorized Signatory

[Signature Page to First Amendment]

ARES CSIDF HOLDINGS, LLC
By: Ares Capital Management LLC, as servicer

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

GREAT AMERICAN LIFE INSURANCE COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

GREAT AMERICAN INSURANCE COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

BOWHEAD IMC LP
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

[Signature Page to First Amendment]

AN CREDIT STRATEGIES FUND, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

IVY HILL MIDDLE MARKET CREDIT FUND XV, LTD.
By: Ivy Hill Asset Management, L.P., as Asset Manager

By:	/s/ Shelly Cleary
Name:	Shelly Cleary
Title:	Authorized Signatory

AC AMERICAN FIXED INCOME IV, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

FEDERAL INSURANCE COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

[Signature Page to First Amendment]

NATIONWIDE MUTUAL INSURANCE COMPANY
By: Ares Capital Management LLC, its investment manager

By:	/s/ Michael L. Smith
Name:	Michael L. Smith
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ K. Patel
Name:	K. Patel
Title:	Authorized Signatory

By:	/s/ Jeremy Ehrlich
Name:	J. Ehrlich
Title:	Authorized Signatory

[Signature Page to First Amendment]

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment Effective Date, it is no longer a party to the Credit Agreement and will not be a party to the Amended and Restated Credit Agreement.

EAST WEST BANK, as Departing Lender

By:	/s/ David A. Lehner
Name:	David A. Lehner
Title:	Senior Vice President

[Signature Page to First Amendment]

Exhibit A

[See attached]

Exhibit A

Execution Version

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Dated as of July 8, 2019

among

PETIQ, LLC,

as Borrower,

ARES CAPITAL CORPORATION

and the other Lenders party hereto,

and

ARES CAPITAL CORPORATION

as Administrative Agent

i

(cont’d)

(cont’d)

(cont’d)

(cont’d)

Page

SCHEDULES

Schedule 2.01	Commitments and Applicable Percentages
Schedule 5.07	Litigation
Schedule 5.17	Subsidiaries
Schedule 5.20	Labor Contracts
Schedule 6.20	Post-Closing Obligations
Schedule 7.01	Existing Investments
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Liens
Schedule 7.08	Transactions with Affiliates
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Loan Advance Request
Exhibit B	Form of Eurodollar Rate Loan Continuation Certificate
Exhibit C	Form of Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	[Reserved]
Exhibit G	Form of Prepayment Notice
Exhibit H	Form of U.S. Tax Compliance Certificates
Exhibit I	Form of Secured Party Designation Notice

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AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

This AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT (this “Agreement”) is entered into as of July 8, 2019 among:

PETIQ, LLC, an Idaho limited liability company, as Borrower (as defined below);

ARES CAPITAL CORPORATION and each other Lender from time to time party hereto; and

ARES CAPITAL CORPORATION, as Administrative Agent.

WHEREAS, the parties entered into the Existing Term Loan Credit Agreement on January 17, 2018,

WHEREAS, the parties hereto desire to amend and restate the Existing Term Loan Credit Agreement by entering into this Agreement, pursuant to which the Lenders hereunder will provide the Borrower a term loan credit facility, the proceeds of which the Borrower will use, together with the proceeds from borrowings of up to $60,000,000 under the ABL Credit Agreement and cash on hand, (a) to finance the Perrigo Acquisition, (b) to refinance the Existing Term Loans, (c) to pay related fees and expenses and (d) for one or more of the other permitted purposes provided for herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Contingent Note” means that certain 2018 Contingent Note, dated as of January 17, 2018, among PetIQ, LLC, as issuer, and VIP Petcare Holdings, Inc., as holder, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and the Seller Notes Subordination Agreement.

“2019 Contingent Note” means that certain 2019 Contingent Note, dated as of January 17, 2018, among PetIQ, LLC, as issuer, and VIP Petcare Holdings, Inc., as holder, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and the Seller Notes Subordination Agreement.

“ABL Consent Letter” means that certain consent letter, dated as of May 8, 2019, from East West Bank, as administrative agent under the ABL Credit Agreement, to PetIQ, LLC, as the borrower under the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of January 17, 2018, among the Borrower, East West Bank, as administrative agent, letter of credit issuer and swingline lender and each other party thereto from time to time, as amended by the ABL Facility Amendment on the Closing Date and as may be further amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

“ABL Facility” means any asset-based credit facility provided pursuant to the ABL Credit Agreement or any Permitted Refinancing thereof.

“ABL Facility Amendment” means that certain Amendment to the ABL Credit Agreement, dated as of the Closing Date, among the Borrower, East West Bank, as administrative agent, letter of credit issuer and swingline lender and each party thereto.

“ABL Intercreditor Agreement” means that certain Amended and Restated ABL Intercreditor Agreement, dated as of January 17, 2018, as between East West Bank, as initial ABL collateral agent and Ares Capital Corporation, as initial fixed asset collateral agent and acknowledged and agreed by the Borrower and certain other Credit Parties from time to time, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof or, if such ABL Intercreditor Agreement is no longer in effect, any other intercreditor agreement reasonably acceptable to the Administrative Agent.

“ABL Loan Documents” means “ABL Loan Documents” as defined in the ABL Intercreditor Agreement.

“ABL Priority Collateral” means “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ABL Priority Liens” means Liens granted to the collateral agent under any ABL Loan Documents, at any time, upon ABL Priority Collateral of any Credit Party to secure Indebtedness and other obligations under the ABL Loan Documents.

“ABL Representative” means, with respect to the ABL Credit Agreement, East West Bank, as administrative agent or collateral agent, and with respect to any Permitted Refinancing of the Indebtedness under the ABL Credit Agreement that is secured on the same basis as the Indebtedness under the ABL Credit Agreement, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Refinancing is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Acquisition” means a transaction or series of transactions resulting in (a) the acquisition of a business, division or substantially all assets of a Person; (b) the record or beneficial ownership of 50% or more of the Capital Stock of a Person; or (c) a merger, consolidation or combination of any Credit Party or any of its Restricted Subsidiaries with another Person.

“Act” has the meaning specified in Section 10.15.

“Additional Lender” has the meaning specified in Section 2.16(c).

“Additional Refinancing Lender” has the meaning specified in Section 2.17(a).

“Administrative Agent” means Ares Capital Corporation, acting as administrative agent for the Secured Parties, or any successor administrative agent appointed in accordance with this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, as of any date of determination, the sum of outstanding Commitments in respect of the Initial Term Loan Facility, any Incremental Term Loan Facility and any Refinancing Term Loan Facility on such date.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Alternative Interest Rate Election Event” has the meaning specified in Section 3.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent, the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable ECF Percentage” means

(a) if as of the end of the applicable Fiscal Year, the First Lien Net Leverage Ratio is greater than 3.25 to 1.00, 50%,

(b) if as of the end of the applicable Fiscal Year, the First Lien Net Leverage Ratio is equal to or less than 3.25 to 1.00 and greater than 2.75 to 1.00, 25% and

(c) if as of the end of the applicable Fiscal Year, the First Lien Net Leverage Ratio is equal to or less than 2.75 to 1.00, 0%.

“Applicable Margin” means

(a) with respect to Initial Term Loans that are Base Rate Loans, 3.50%,

(b) with respect to Initial Term Loans that are Eurodollar Rate Loans, 4.50% and

(c) with respect to any Incremental Term Loans or any Refinancing Term Loans, as set forth in the applicable Incremental Amendment or Refinancing Amendment.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by such Lender’s Term Loans at such time. The Applicable Percentage of each Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auditor” means KPMG, LLP, or any other nationally recognized independent certified public accounting firm as shall be retained by Borrower.

“Available Amount” means, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) an amount equal to $5,000,000; plus

(b) the Cumulative Retained Excess Cash Flow Amount; plus

(c) the cumulative amount of Net Issuance Proceeds Not Otherwise Applied from issuances of Qualified Capital Stock received by the Borrower after the Closing Date and prior to such date; plus

(d) (i) the aggregate amount of proceeds received by the Borrower in cash or Cash Equivalents after the Closing Date from the sale or other disposition of any Investment to the extent not required to be (A) used to prepay the Obligations or (B) reinvested, plus (ii) returns, profits, distributions and similar amounts received in cash or Cash Equivalents after the Closing Date to the extent not included or includable in Consolidated EBITDA or the Cumulative Retained Excess Cash Flow Amount, in each instance in clauses (i) and (ii), on or in respect of Investments to the extent such Investment was originally funded with and in reliance on the Available Amount (but, in the aggregate for clauses (i) and (ii), not in excess of the original amount of the Available Amount used to fund such Investment); minus

(e) any amount of the Available Amount used to make Investments pursuant to Section 7.01(j) after the Closing Date and prior to such time; minus

(f) any amount of the Available Amount use to make Restricted Payments pursuant to Section 7.04(a)(viii) after the Closing Date and prior to such time; minus

(g) any amount of the Available Amount used to prepay Junior Indebtedness pursuant to Section 7.04(b)(v) after the Closing Date and prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code as now and hereinafter in effect and any successors to such statutes.

“Base Rate” means the highest of (a) for any day a fluctuating rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States (or another national publication selected by the Administrative Agent), (b) the Federal Funds Rate plus 0.50%, (c) the Eurodollar Rate for an Interest Period of one month plus 1.00% and (d) 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Term Loan that bears interest based upon the Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate announcing that the Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means (a) a borrowing consisting of simultaneous Initial Term Loans on the Closing Date made by each of the Initial Term Loan Lenders pursuant to Section 2.01(a), (b) a borrowing consisting of simultaneous Incremental Term Loans on the applicable Incremental Facility Closing Date or (c) a borrowing consisting of simultaneous Refinancing Term Loans on the applicable date of a Refinancing Amendment.

“Breakage Costs” has the meaning specified in Section 3.05.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to the calculation of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“CAP Supply Agreement” means that certain Exclusive Distribution and Supply Agreement, dated as of August 22, 2014 between CAP Supply, Inc., a Delaware corporation, and PetIQ, LLC (f/k/a True Science Holdings, LLC), an Idaho limited liability company.

“Capital Expenditures” means, with respect to the Credit Parties and their Restricted Subsidiaries, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by the Credit Parties and their Restricted Subsidiaries during any measuring period for any fixed or capital assets or improvements or for replacements, substitutions or additions thereto that are required to be capitalized and shown on the balance sheet of the Credit Parties and their Restricted Subsidiaries in accordance with GAAP.

“Capital Stock” means any and all shares, limited liability company interests, partnership interests, other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Leases” means leases under which any Credit Party is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;

(b) commercial paper maturing no more than 270 days from the date of creation thereof and having the highest or next highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. determined at the time of investment;

(c) certificates of deposit, banker’s acceptances and time deposits maturing no more than 180 days from the date of creation thereof issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any Lender or (ii) any commercial bank, that at the time of investment, (x) has combined capital, surplus and undivided profits of not less than $500,000,000, (y) a senior unsecured rating of “A” or better by a nationally recognized rating agency and (z) is organized under the laws of the United States of America, any state thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any state thereof;

(d) money market mutual funds that invest solely in one or more of the investments described in clauses (a) through (c) above.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide Cash Management Products or Services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Cash Management Obligations” means, as of any date of determination, the aggregate outstanding obligations of Credit Parties pursuant to Cash Management Agreements, provided that Cash Management Obligations (i) may not exceed $10,000,000 at any time and (ii) with respect to the obligations pursuant to Cash Management Products or Services described in clause (ii) of the definition thereof, such Cash Management Obligations shall not exceed in the aggregate $500,000 out of the $10,000,000 aggregate cap amount at any time; for the avoidance of doubt, the $500,000 sublimit provided herein is a part of, and not in addition to, the overall $10,000,000 aggregate limit.

“Cash Management Products or Services” means (i) treasury or cash management services, including deposit accounts, overnight draft, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and/or (ii) credit cards, debit cards, p-cards (including purchasing cards and commercial cards), reporting and trade finance services and other cash management services.

“Casualty Event” means, with respect to any property (including any interest in property) of Parent, the Borrower or any Restricted Subsidiary, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or a Restricted Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

“CERCLA” has the meaning specified in the definition of “Environmental Laws.”

“CFC” means any direct or indirect Subsidiary of the Borrower that is not a U.S. Person and that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any direct or indirect Subsidiary of the Borrower that is a U.S. Person and that has no material assets other than equity (or equity and debt (including any debt instrument treated as equity for U.S. federal income tax purposes)) of one or more direct or indirect Subsidiaries of the Borrower that are CFCs.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means

(a) an event or series of events by which any Person or two or more Persons acting in concert (other than the Sponsors and any Person acting in the capacity of an underwriter in connection with a public offering of Capital Stock of Parent) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Credit Party, or control over the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or

(b) Parent shall cease to directly or indirectly own and control legally and beneficially 100% of the Capital Stock of the Borrower (free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents and Liens in favor of the ABL Representative granted under the ABL Loan Documents).

“Class” refers to

(a) with respect to Loans or Term Loans, whether such Loans are Initial Term Loans, Incremental Term Loans or Refinancing Term Loans (provided, that Loans that are not fungible of United States federal income tax purposes shall be construed to be in different Classes or tranches and there shall be no more than an aggregate of three Classes of term loan facilities under this Agreement) and

(b) with respect to Commitments, whether such Commitments are Initial Term Loan Commitments, Incremental Term Loan Commitments or Refinancing Term Loan Commitments (provided, that Commitments that do not result in Loans that are of the same Class shall be construed to be in difference Classes or tranches).

“Closing Date” means the date of the amendment and restatement of this Agreement pursuant to the First Amendment.

“Closing Date Material Adverse Effect” means “Material Adverse Effect” as defined in the Perrigo Acquisition Agreement as of May 8, 2019.

“Closing Date Transactions” means, collectively,

(a) the Perrigo Acquisition,

(b) the amendment and restatement of the Existing Term Loan Credit Agreement by entering into this Agreement and the Borrowing of the Initial Term Loans hereunder and

(c) the amendment of the ABL Credit Agreement on or after the Closing Date in connection with other Closing Date Transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, rights and interests of the Credit Parties that are or are intended to be subject to the Liens created by the Security Documents.

“Commitment” means,

(a) as to each Initial Term Loan Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) on the Closing Date in an aggregate principal amount not to exceed the product of (i) the percentage set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Initial Term Loan Commitment Percentage” and (ii) the Initial Term Loan Commitment Amount,

(b) as to each Incremental Term Loan Lender, its obligations to make an Incremental Term Loan to the Borrower pursuant to Section 2.16 on the applicable Incremental Facility Closing Date as set forth in the applicable Incremental Amendment and

(c) as to each Refinancing Term Loan Lender, its obligations to make a Refinancing Term Loan to the Borrower pursuant to Section 2.17 on the applicable date set forth in the applicable Refinancing Amendment.

“Competitor” means a company engaged in the manufacture or distribution of over-the-counter and prescription pet medication, pet-health, pet treats and pet food related products.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Information Memorandum” means a customary confidential information memorandum for the Initial Term Loan Facility.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent, the Borrower and their Restricted Subsidiaries at such date.

“Consolidated Current Liabilities” means, as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent, the Borrower and their Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness for borrowed money and (b) without duplication of clause (a) above, all Indebtedness consisting of revolving loans or swingline loans under the ABL Facility to the extent otherwise included therein.

“Consolidated EBITDA” means, with respect to Parent, the Borrower and their Restricted Subsidiaries, on a consolidated basis, as of any date of determination for any period of determination, without duplication, an amount equal to:

(a) Consolidated Net Income for such period, plus

(b) the sum of, without duplication, of the following, in each case (other than clauses (xi) and (xii) below), to the extent deducted in the calculation of Consolidated Net Income for such period

(i) any provision for income taxes,

(ii) Consolidated Interest Expense,

(iii) depreciation and amortization, in each case to the extent included in the calculation of Consolidated Net Income for such period,

(iv) other one-time, non-recurring and non-cash expenses or losses that have been deducted in determining Consolidated Net Income disclosed in writing to, and deemed acceptable by, the Administrative Agent,

(v) costs and expenses incurred in connection with the Closing Date Transactions in an aggregate amount not in excess of $6,000,000,

(vi) [reserved],

(vii) Pre-Opening Expenses and losses related to and for further consideration in New Wellness Centers, opened for less than eighteen (18) full calendar months and regional and district offices (defined in a manner substantially consistent with the manner in which PetIQ, Inc. has historically reported same-store Consolidated EBITDA in its quarterly earnings releases) in an amount not to exceed, when combined with the add-back set forth in clause (xii) below, 25% of Consolidated EBITDA for such period prior to giving effect to this clause (vii) and clause (xii) below; provided, any Pre-Opening Expenses and losses under this clause (vii) funded with the Net Issuance Proceeds Not Otherwise Applied from issuances of Qualified Capital Stock shall be excluded from the 25% cap set forth above,

(viii) non-cash compensation expenses and other non-cash expenses or charges arising from the granting of stock options, stock appreciation right or similar arrangements,

(ix) non-recurring legal expenses for litigation matters in an amount not to exceed $200,000 for any period of four consecutive Fiscal Quarters,

(x) fees and expenses paid to members of the board of directors of Parent (or any direct or indirect parent company of Parent) in an amount not to exceed $250,000 for any period of four consecutive Fiscal Quarters,

(xi) “run rate” cost savings, operating expense reductions and synergies related to the Closing Date Transactions in an amount previously identified to the Administrative Agent and projected by the Borrower in good faith to result from actions either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Borrower) within eighteen (18) months after the Closing Date and that are realized within eighteen (18) months after such actions taken, so long as such savings and synergies are reasonably identifiable and factually supportable,

(xii) “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost saving initiatives and other similar initiatives consummated after the Closing Date projected by the Borrower in food faith to result from actions either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Borrower) within eighteen (18) months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative and that are realized within eighteen (18) months after such actions taken, so long as such cost savings and synergies are reasonably identifiable and factually supportable and in an amount not to exceed, when combined with the add-back set forth in clause (vii) above (other than any Pre-Opening Expenses and losses under clause (vii) funded with the Net Issuance Proceeds Not Otherwise Applied from issuances of Qualified Capital Stock), 25% of Consolidated EBITDA for such period prior to giving effect to this clause (xii) and clause (vii) above,

(xiii) restructuring and related charges and extraordinary, unusual and non-recurring charges,

(xiv) costs and expenses incurred in connection with the Perrigo Acquisition and related transactions, any other acquisitions, dispositions outside the ordinary course of business, any casualty events, any incurrence of debt, issuance of equity or amendments or waivers to this Agreement or any other debt permitted under this Agreement, whether or not consummated, minus

(c) the sum of, without duplication, (i) income tax credits and cash refunds actually received and (ii) any non-cash gains that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income for such period;

provided, Consolidated EBITDA for the Perrigo Entities for the fiscal quarters ending June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019 shall be deemed to be $7,832,896.90, $2,420,512.70, $428,938.20 and $3,082,683.70, respectively.

“Consolidated Interest Expense” means, as of any date of determination for any period of determination, for Parent, the Borrower and their Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, at any date of determination for any period of determination, the net income (or loss) of Parent, the Borrower and their Restricted Subsidiaries on a consolidated basis for such period, but excluding (a) extraordinary gains and extraordinary losses (but, for the avoidance of doubt, such exclusions shall not include extraordinary losses on account of write-offs or write-downs of inventory or receivables) for such period and (b) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Governing Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such period and is not actually distributed during such period to a Credit Party.

“Consolidated Working Capital” means, as of any date of determination, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned in Section 10.20.

“Credit Agreement Refinancing Indebtedness” means Indebtedness incurred solely by the Borrower in the form of one or more Classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Term Loans or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that

(a) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral,

(b) such Indebtedness is not guaranteed by any Person other than the Guarantors,

(c) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Credit Agreement Refinancing Indebtedness,

(d) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt, plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith,

(e) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter than the Refinanced Debt,

(f) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest maturity date for the Term Loans at the time of incurrence of such Indebtedness or added for the benefit of all Lenders) and

(g) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid on the date such Credit Agreement Refinancing Indebtedness is incurred.

“Credit Extension” means a Borrowing of Term Loans hereunder.

“Credit Parties” means the Borrower and the Guarantors.

“Cumulative Retained Excess Cash Flow Amount” means, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained ECF Percentage of Excess Cash Flow for all Fiscal Years ending after the Closing Date (commencing with the Fiscal Year ended December 31, 2020) and prior to such date.

“Customer Agreement” means the supplier agreements with Wal-Mart and Sam’s Club.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means 2.00% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Credit Party or a Restricted Subsidiary in connection with an asset sale that is so designated as “Designated Non-Cash Consideration” in a certificate executed by a Financial Officer of the Borrower setting for the basis for such valuation; provided, the applicable Credit Party or Restricted Subsidiary will convert such Designated Non-Cash Consideration into cash or Cash Equivalents within 180 days following the consummation of the applicable sale.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition,

(a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock),

(b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or

(c) is or becomes convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock,

in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the latest maturity date of the Term Loans at the time of issuance of such Capital Stock; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent, the Borrower or their Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Credit Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender” has the meaning specified in Section 10.01.

“Dollar” and “$” mean lawful money of the United States.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“East West Bank” means East West Bank, a California banking corporation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as of any date of determination, the sum of

(a) the higher of (i) the Eurodollar Rate on such date for a deposit in Dollars with a maturity of three months (as determined by reference to clause (a) of the definition of Eurodollar Rate) and (ii) any applicable eurodollar rate floor applicable to such Indebtedness,

(b) the interest rate margin as of such date (with such interest rate margin being determined by reference to the applicable eurodollar rate) and

(c) the amount of original issue discount and/or upfront fees paid and payable (which shall be deemed to constitute like amounts of original issue discount) by the Borrower to the Lenders in providing such Indebtedness (with original issue discount and upfront fees being equated to interest based on the shorter of an assumed four-year life to maturity or actual maturity) (it being understood that customary arrangement or commitment fees payable to any of the lead arrangers (or its affiliates) in connection with such Indebtedness shall be excluded).

“Electronic Medium” means the electronic medium through which notices and other communications are sent (including e-mail) pursuant to procedures approved by the Administrative Agent and otherwise in accordance with Section 10.02(b).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems and including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”) and the Superfund Amendments and Reauthorization Act of 1986 (“SARA”).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, the higher of (a) the rate per annum determined by the Administrative Agent to be the rate for deposits in Dollars for a period approximately equal to such Interest Period and in an amount approximately equal to the principal amount of such Eurodollar Rate Loan which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period (adjusted for any and all assessments, surcharges and reserve requirements) and (b) 0.00%. If such interest rate shall cease to be available from the above-described Reuters report, the Eurodollar Rate shall be determined from such financial reporting service as the Administrative Agent shall reasonably determine and use with respect to its other loan facilities for which interest is determined based on the London interbank offered rate.

“Eurodollar Rate Loan” means a Term Loan that bears interest based upon the Eurodollar Rate.

“Eurodollar Rate Loan Continuation Certificate” means a certificate substantially in the form of Exhibit B.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, in respect of Parent, the Borrower and their Restricted Subsidiaries’ for any Fiscal Year, and for the purpose of determining the amount of any required prepayment of the Term Loans pursuant to Section 2.05(g), the excess, if any, of

(a) Consolidated EBITDA for such Fiscal Year, minus

(b) the sum, without duplication, of

(i) the cash portion of Consolidated Interest Expense paid during such Fiscal Year,

(ii) the cash portion of any fees paid pursuant to this Agreement or the ABL Facility during such Fiscal Year,

(iii) the cash portion of income taxes, including Permitted Tax Distributions (excluding the principal amount of Indebtedness used to finance such Permitted Tax Distributions and any such Permitted Tax Distributions financed with the proceeds of an offering of Capital Stock),

(iv) (A) all scheduled and voluntary principal payments made in respect of the Term Loan Facilities during such Fiscal Year, (B) all permanent repayments of advances made during such Fiscal Year under the ABL Facility to the extent accompanied by a permanent reduction of commitments thereunder and (C) all principal payments made in respect of any other Indebtedness permitted pursuant to Section 7.02 made during such Fiscal Year to the extent such payments cannot be reborrowed, in each case of clauses (A) through (C), to the extent made with internally generated funds,

(v) (A) maintenance and growth Capital Expenditures funded with internally generated cash in the applicable Fiscal Year and (B) to the extent the Borrower or its Restricted Subsidiaries have entered into a binding contract with respect to the same, maintenance and growth Capital Expenditures to be funded with internally generated cash in the immediately subsequent Fiscal Year; provided, to the extent the actual amount of such Capital Expenditures in the subsequent Fiscal Year is less than the amount deducted pursuant to this clause (b)(v)(B), such difference shall be added to the Excess Cash Flow for the subsequent Fiscal Year,

(vi) Pre-Opening Expenses incurred in such Fiscal Year to the extent made with internally generated funds,

(vii) cash payments made during such Fiscal Year in respect of Permitted Acquisitions to the extent made with internally generated funds, including cash earnouts and royalty payments made to sellers that were not deducted as expenses and working capital and purchase price adjustments made pursuant to the acquisition documentation governing such Permitted Acquisition,

(viii) the cash portion of costs or expenses paid during such Fiscal Year in accordance with clause (v) of the definition of Consolidated EBITDA,

(ix) the cash portion of amounts added back to the definition of Consolidated EBITDA in accordance with clauses (ix) and (x) thereof and

(x) the excess, if any, of Consolidated Working Capital at the end of such Fiscal Year over Consolidated Working Capital at the beginning of such Fiscal Year (or if the difference results in an amount less than zero, minus the excess, if any of the Consolidated Working Capital at the end of such Fiscal Year over Consolidated Working Capital).

“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means any Subsidiary

(a) that is a CFC,

(b) that is a direct or indirect Subsidiary of a CFC,

(c) that is a CFC Holding Company,

(d) that is an Immaterial Subsidiary,

(e) that is an Unrestricted Subsidiary,

(f) that is a Restricted Subsidiary prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date such subsidiary is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition and only so long as such restriction is continuing), in each case, from Guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization to provide a Guarantee has been received, or for which the provision of a Guarantee would result in a material adverse tax consequence to Parent, the Borrower or their Restricted Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent,

(g) that is a Restricted Subsidiary acquired pursuant to a Permitted Acquisition or similar investment financed with Indebtedness permitted to be assumed pursuant to Section 7.02 hereof (and not incurred in contemplation of such Permitted Acquisitions or Investment) and any Restricted Subsidiary thereof that Guarantees such assumed Indebtedness, in each case, and so long as, such Indebtedness prohibits such Restricted Subsidiary from becoming a Guarantor (so long as such prohibition is not created in contemplation of such acquisition and only for so long as such prohibition exists),

(h) that is a Mark and Chappell Entity;

(i) that is any other Restricted Subsidiary that the Borrower and the Administrative Agent reasonably agree that the cost of providing a Guarantee of the Obligations is excessive in relation to the value afforded thereby; and

(j) any Subsidiary that is not a wholly-owned Subsidiary of the Borrower; provided, that any disposition or other transaction that results in a Guarantor becoming an Excluded Subsidiary (and ceasing to be a Guarantor) pursuant to this clause (j) shall be deemed to be an Investment in such Excluded Subsidiary at the time of such disposition or other transaction equal to the fair market value of the Capital Stock of such Excluded Subsidiary owned, directly or indirectly, by the Borrower after giving effect to such disposition or other transaction.

Notwithstanding the foregoing, no Subsidiary shall be considered an “Excluded Subsidiary” unless such Subsidiary is also excluded or otherwise does not provide a guarantee with respect to any Indebtedness or other obligations under the ABL Credit Agreement, the ABL Loan Documents or any other Permitted Refinancing thereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient,

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) in the case of a Lender or any other Recipient of a payment hereunder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient (other than a Lender) on the date such Recipient becomes a party to this Agreement or of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office,

(c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and

(d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Affiliate Transactions” has the meaning assigned in Section 7.08.

“Existing Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of January 17, 2018, among PetIQ, LLC, as the borrower, Ares Capital Corporation and the other lenders party thereto and Ares Capital Corporation, as the administrative agent.

“Existing Term Loans” means any advance made by any term loan lender under the Existing Term Loan Credit Agreement prior to the date hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to major financial institutions reasonably acceptable to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means the letter agreement dated as of May 8, 2019 by and between the Borrower and the Administrative Agent.

“Financial Maintenance Covenant” means the covenants set forth in Section 7.13.

“Financial Officer” means, with respect to any Person, its chief financial officer, treasurer or controller or other officer acceptable to the Administrative Agent, provided, that with respect to the Borrower (other than with respect to Section 4.01(g)), this shall mean John Newland, Jeff Caywood or April McAvoy in their respective capacities as chief financial officer, treasurer and controller, respectively, or, in the event they shall no longer serve in such capacities at any time, such replacement therefor that is acceptable to the Administrative Agent.

“First Amendment” means that certain First Amendment to Term Loan Credit Agreement, dated as of July 8, 2019, by and among the Borrower, the Guarantors, the lenders party thereto and the Administrative Agent.

“First Lien Net Leverage Ratio” means the ratio, as of any date of determination, of

(a) Total Indebtedness as of such date secured by a first-lien on property of Parent, the Borrower or their Restricted Subsidiaries (including, for the avoidance of doubt, the ABL Facility, any secured letters of credit and Indebtedness under this Agreement) minus Unrestricted Cash to

(b) Consolidated EBITDA for the twelve-month period ended as of such date,

provided, that for purposes of calculating compliance with Section 7.13 for the first two (2) full Fiscal Quarters ending after the Closing Date, clause (a) shall exclude revolving loans borrowed as of the Closing Date under the ABL Facility to the extent such loans remain outstanding as of the applicable date of determination.

“Fiscal Month” means any fiscal month of any Fiscal Year.

“Fiscal Quarter” means each period of three months commencing on the first day of each of January, April, July and October.

“Fiscal Year” means the respective fiscal years of the Borrower and its Restricted Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Foreign Lender” means any Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Frontline Agreement” means the Frontline Plus Distribution Agreement, dated as of January 1, 2018, by and between the Borrower and Merial, Inc., a Georgia corporation.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Documents” means, with respect to any Person, its certificate or articles of incorporation, certificate of change of name (if any), certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, memorandum and articles of association, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantees” means, collectively, (a) the Guaranty dated as of the Original Closing Date among the Guarantors in favor of the Administrative Agent and (b) any other guaranty in form and substance reasonably satisfactory to the Administrative Agent and executed by any Guarantor in favor of the Administrative Agent and the other Secured Parties in respect of the Obligations.

“Guarantors” means Parent, the Borrower and each wholly-owned Restricted Subsidiary (other than an Excluded Subsidiary) which has guaranteed the Obligations.

“Guaranty Promissory Note” means that certain Guaranty Promissory Note, dated as of January 17, 2018, among PetIQ, LLC, as issuer and VIP Petcare Holdings, Inc., as holder, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and the Seller Notes Subordination Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Banks” means, any Person that, at the time it enters into a Swap Contract permitted hereunder, is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in its capacity as a party to such Swap Contract.

“Hedge Obligations” means, as of any date of determination, the aggregate outstanding obligations of the Credit Parties pursuant to Swap Contracts.

“Immaterial Subsidiary” means any Restricted Subsidiary of Parent or the Borrower as to which, as of the relevant date of determination (a) the consolidated total assets of such Restricted Subsidiary and its Subsidiaries (on a consolidated basis and after giving effect to intercompany eliminations) and all other Immaterial Subsidiaries as of such date (and their respective Subsidiaries (on a consolidated basis and after giving effect to intercompany eliminations)) does not exceed an amount equal to 2.5% of the consolidated total assets (after giving effect to intercompany eliminations) of Parent, the Borrower and their Restricted Subsidiaries as of the last day of the most recently ended Fiscal Quarter and (b) the revenues of such Restricted Subsidiary and its Subsidiaries (on a consolidated basis and giving effect to intercompany eliminations) for such Fiscal Quarter and all other Immaterial Subsidiaries as of such date (on a consolidated basis and after giving effect to intercompany eliminations) for such Fiscal Quarter do not exceed an amount equal to 2.5% of consolidated revenues (after giving effect to intercompany eliminations) of Parent, the Borrower and their Restricted Subsidiaries for such Fiscal Quarter, unless in either case, the Borrower shall have designated that such Restricted Subsidiary shall not be an Immaterial Subsidiary.

“Incremental Amendment” has the meaning specified in Section 2.16(f)(i).

“Incremental Amount” means

(a) (i) the greater of (x) $65,000,000 and (y) 100% of Consolidated EBITDA, determined on a pro forma basis for the most recently ended four Fiscal Quarter period of the Borrower minus (ii) the aggregate principal amount of all Incremental Term Loans, Incremental Term Loan Commitments and Incremental Equivalent/Ratio Debt previously incurred or issued in reliance of this clause (a), plus,

(b) (i) the aggregate amount of all voluntary prepayments of any Term Loans pursuant to Section 2.05(a) (to the extent not funded with long term Indebtedness) minus (ii) the aggregate principal amount of all Incremental Term Loans, Incremental Term Loan Commitments and Incremental Equivalent/Ratio Debt previously incurred or issued in reliance of this clause (b), plus

(c) an unlimited amount so long as,

(i) in the case of Incremental Equivalent/Ratio Debt secured by a first-lien on property of Parent, the Borrower or their Restricted Subsidiaries and Incremental Term Loans and Incremental Term Loan Commitments, the pro forma First Lien Net Leverage Ratio after giving effect to such Indebtedness is not greater than 3.75 to 1.00,

(ii) in the case of Incremental Equivalent/Ratio Debt secured by a lien on property of Parent, the Borrower or their Restricted Subsidiaries, the pro forma Secured Net Leverage Ratio after giving effect to such Indebtedness is not greater than 3.75 to 1.00, and

(iii) in the case of unsecured Incremental Equivalent/Ratio Debt, the pro forma Total Net Leverage Ratio after giving effect to such Indebtedness is not greater than 3.75 to 1.00;

provided, in the case of clause (c), calculated assuming any commitments are fully drawn as of the date of determination and without “netting” the cash proceeds of any such Indebtedness or other Indebtedness incurred substantially concurrently; provided, further, that (x) capacity under clause (c) of the Incremental Amount shall be used before capacity under clauses (a) and (b) and capacity under clause (b) shall be used before capacity under clause (a) and (y) Indebtedness may be incurred under any of clauses (a), (b) and (c) of the Incremental Amount in a single transaction by calculating the incurrence under clause (c) without giving effect to concurrence incurrence of Indebtedness under clauses (a) or (b).

“Incremental Equivalent/Ratio Debt” means Indebtedness pursuant to a credit agreement, indenture or other agreement (other than this Agreement) shall be subject to the following conditions:

(a) if such Incremental Equivalent/Ratio Debt is in the form of term loans denominated in U.S. dollars and secured on pari passu basis with Initial Term Loans, it shall be subject to Section 2.16(e)(ii), mutatis mutandis,

(b) shall not mature earlier than the latest maturity date of any Term Loans outstanding at the time of incurrence of such Incremental Equivalent/Ratio Debt (or in the case of an Incremental Equivalent/Ratio Debt that is Subordinated Debt, the date that is 180 days after the latest maturity date of any of any Term Loans outstanding at the time of incurrence of such Incremental Equivalent/Ratio Debt),

(c) shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of incurrence of such Incremental Equivalent/Ratio Debt,

(d) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable documentation of such Incremental Equivalent/Ratio Debt,

(e) to the extent such Incremental Equivalent/Ratio Debt is secured on a pari passu basis with the Term Loans, an Other Debt Representative validly acting on behalf of the holders of such Incremental Equivalent/Ratio Debt shall have become party to a Pari Passu Intercreditor Agreement or, if a Pari Passu Intercreditor Agreement has previously been entered into, execute a joinder to such Pari Passu Intercreditor Agreement in substantially the form provided in such Pari Passu Intercreditor Agreement,

(f) to the extent such Incremental Equivalent/Ratio Debt is secured on a junior basis with the Term Loans, an Other Debt Representative validly acting on behalf of the holders of such Incremental Equivalent/Ratio Debt shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in such Junior Lien Intercreditor Agreement and

(g) the terms, provisions and documentation of any commitments or loans, as the case may be, incurred under any such Incremental Equivalent/Ratio Debt, to the extent not identical to the then-existing Term Loans, shall be materially no more favorable to the lenders committing or providing such Incremental Equivalent/Ratio Debt than the terms, provisions and documentation of the then-existing Term Loans to the then-existing Term Loan Lenders (except for terms, provisions or documentation applicable only after the latest maturity date of any then-existing Term Loans or such terms, provisions or documentation are added for the benefit of all Lenders hereunder).

“Incremental Facility Closing Date” has the meaning specified in Section 2.16(d).

“Incremental Loan Request” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Commitments” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Facility” means a term loan facility established pursuant to Section 2.16.

“Incremental Term Loan Lender” has the meaning specified in Section 2.16(c).

“Incremental Term Loans” has the meaning specified in Section 2.16(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the original date on which such trade account payable was due);

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) Capitalized Leases and Synthetic Lease Obligations;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payments hereunder or any other Loan Documents and (b) to the extent not otherwise described in clause (a) herein, Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Term Loan Commitment Amount” means $220,000,000.

“Initial Term Loan Commitments” means, as to each Initial Term Loan Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) on the Closing Date in an aggregate principal amount not to exceed the product of (i) the percentage set forth opposite such Initial Term Loan Lender’s name on Schedule 2.01 under the caption “Initial Term Loan Commitment Percentage” and (ii) the Initial Term Loan Commitment Amount.

“Initial Term Loan Facility” means, at any time (a) on or prior to the Closing Date, the aggregate amount of the Initial Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Initial Term Loans of all the Initial Term Loan Lenders outstanding at such time. As of the Closing Date, the aggregate principal amount of the Term Loan Facility is $220,000,000.

“Initial Term Loan Lender” means any Lender that holds an Initial Term Loan or Initial Term Loan Commitment at such time.

“Initial Term Loan Lenders” means (a) each Initial Term Loan Lender and (b) any other Person who becomes an assignee of the rights and obligations of an Initial Term Loan Lender pursuant to the terms of this Agreement.

“Initial Term Loans” means an advance made by any Initial Term Loan Lender under the Initial Term Loan Facility.

“Intellectual Property” has the meaning specified in Section 5.06.

“Intercompany Note” means a promissory note in form and substance satisfactory to the Administrative Agent evidencing intercompany Indebtedness between and among the Credit Parties, subject to the terms of a Subordination Agreement.

“Interest Payment Date” means, as applicable, (a) as to any Term Loan that is a Base Rate Loan, the first Business Day of each Fiscal Quarter and the Maturity Date and (b) as to any Term Loan that is a Eurodollar Rate Loan, (i) the last day of the Interest Period applicable to such Eurodollar Rate Loan, unless such Interest Period exceeds three months, in which case the Interest Payment Date shall mean the three month anniversary of such Eurodollar Rate Loan and each three month anniversary thereafter and (ii) the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter or, if agreed by all relevant Lenders, twelve (12) months, a period of shorter than one (1) month or such other period as may be agreed thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date of the facility under which such Eurodollar Rate Loan was made.

“Investment” means, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Capital Stock, assets that constitute a business unit or Indebtedness of, or for loans, advances or capital contributions to, or in respect of any Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value, write-downs or write-offs with respect thereof.

“IP Security Agreements” means collectively, (i) the Intellectual Property Security Agreements dated as of the Original Closing Date, made by each Credit Party party thereto in favor of the Administrative Agent, on behalf of itself and the other Secured Parties and (ii) each other intellectual property security agreement, patent security agreement, trademark security agreement and copyright security agreement required to be delivered pursuant to Section 6.12 in form and substance reasonably satisfactory to the Administrative Agent.

“IRS” means the United States Internal Revenue Service.

“Junior Indebtedness” means (a) any Indebtedness secured by Lien that is junior to the Liens securing the Obligations on any property of the Credit Parties or their Restricted Subsidiaries (other than Indebtedness permitted pursuant to Section 7.02(c)), (b) any unsecured Indebtedness or (c) any Subordinated Debt.

“Junior Lien Intercreditor Agreement” means a customary junior lien intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCA Election” means the Borrower’s election to treat a specified investment as a Limited Condition Acquisition.

“LCA Test Date” has the meaning specified in Section 1.02(d).

“Lenders” means, collectively, the Term Loan Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and the filing of, or agreement to authorize, any financing statement under the UCC or comparable law of any jurisdiction.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent by which

(a) for any Collateral located on an owned premises subject to a mortgage or deed of trust in favor of a Person other than the Administrative Agent or the ABL Representative, the mortgagee or beneficiary, as applicable, waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral as permitted hereunder or to use the premises to store or dispose of the Collateral;

(b) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral as permitted hereunder or to use the premises to store or dispose of the Collateral;

(c) for any Collateral held by a warehouseman, processor, shipper or similar Person, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to Administrative Agent upon request;

(d) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and

(e) for any Collateral subject to a licensor’s intellectual property rights, the licensor grants to the Administrative Agent the right, vis-à-vis such licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the intellectual property, whether or not a default exists under any applicable license.

“Limited Condition Acquisition” means any Permitted Acquisition by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.

“Loan Account” has the meaning specified in Section 2.18(a).

“Loan Advance Request” means a notice of a Borrowing which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Documents” means this Agreement, each Note, each Security Document, the Fee Letter, each Subordination Agreement, each Compliance Certificate, the ABL Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Pari Passu Intercreditor Agreement, any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Cash Management Agreement and Secured Hedge Agreement), and each other agreement, document or instrument delivered by any Credit Party in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Notice” means, as applicable, (a) a notice of a Borrowing or a notice of a conversion of Loans from one Type to the other, which in either case of this clause (a) shall be substantially in the form of a Loan Advance Request, or (b) a notice of a continuation of a Eurodollar Rate Loan, which shall be substantially in the form of a Eurodollar Rate Loan Continuation Certificate.

“Mark and Chappell Entities” means collectively, M&C USA, LLC, a Delaware limited liability company, Mark and Chappell Limited, a private company limited by shares organized under the laws of the United Kingdom, and Mark and Chappell (U.S.A.), Inc., an Illinois corporation.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means

(a) on the Closing Date, Closing Date Material Adverse Effect and

(b) after the Closing Date,

(i) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Credit Parties and their Restricted Subsidiaries, taken as a whole;

(ii) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Credit Parties, taken as a whole, to perform its obligations under any Loan Document to which it is a party; or

(iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Documents to which it is a party.

“Material Agreements” means (a) each Customer Agreement, (b) the NPIC Supply Agreement and CAP Supply Agreement, (c) the Frontline Agreement and (d) any other contract or agreement the loss, invalidity, termination, expiration or other failure of such contract or agreement to be in full force and effect of which would constitute a Material Adverse Effect.

“Maturity Date” means, as applicable, (a) in the case of the Initial Term Loan Facility, July 8, 2025 or (b) in the case of an Incremental Term Loan Facility or a Refinancing Term Loan Facility, the maturity date set forth in the applicable Incremental Amendment or Refinancing Amendment.

“Maximum Rate” has the meaning as assigned in Section 10.09.

“Mortgaged Properties” means, all Real Estate of the Credit Parties required to be subject to a Mortgage pursuant to Section 6.12 hereof.

“Mortgages” means each mortgage or deed of trust with respect to each fee interest of each Credit Party in Real Estate executed and delivered to the Administrative Agent after the Closing Date pursuant to Section 6.12 hereof, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any event or transaction described in Sections 2.05(c), (d) or (f), the cash proceeds received in respect of such event or transaction, including

(a) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received, and

(b) in each case, net of the sum of (w) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, title and recording tax expenses and commissions) paid by any Credit Party or a Restricted Subsidiary to third parties (other than Affiliates) in connection with such event, (x) transfer or similar taxes, (y) reserves for indemnities, until such reserves are no longer needed, and (z) in the case of a sale or other disposition of an asset described in Sections 2.05(c) and (d), the amount of all payments required to be made by any Credit Party (or to establish an escrow for the repayment of) on any Indebtedness by the terms thereof (other than the Obligations) secured by such asset to the extent the lien in favor of the holder of such Indebtedness is permitted by Section 7.03(a)(viii); provided that such payments made shall not exceed the amount of cash proceeds received by such Credit Party or the aggregate amount of such Indebtedness.

“Net Issuance Proceeds” means, in respect of any issuance of Capital Stock, cash proceeds (including cash proceeds as and when received in respect of noncash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Not Otherwise Applied” means, with reference to any Net Issuance Proceeds of any capital contributions from the sale or issuance of Capital Stock that is proposed to be applied to a particular use or transaction, that such amount was not previously applied or is not simultaneously being applied, to any other use, payment or transaction other than such particular use, payment or transaction.

“Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the Term Loans made by such Term Loan Lender, substantially in the form of Exhibit C.

“NPIC Supply Agreement” means that certain Manufacturing and Supply Agreement, dated as of November, 2012 by and between TRURX LLC, an Idaho limited liability company, and Natural Polymer International Corporation, a Delaware Corporation.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan, any Secured Cash Management Agreement or any Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees (including, without limitation, any amounts payable pursuant to Section 2.05(i)) that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Hedge Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Closing Date” means the “Closing Date” as defined in the Existing Term Loan Credit Agreement.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(h).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Representative” means, with respect to any series of Permitted Pari Passu Refinancing Debt, any series of Permitted Junior Refinancing Debt or any series of Incremental Equivalent/Ratio Debt, in each case, that is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with, or on a junior basis to, the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes impose with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means, (a) with respect to the Term Loans on any date of determination, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loans on such date, (b) with respect to any Secured Cash Management Obligations pursuant to a Secured Cash Management Agreement on any date of determination, the aggregate outstanding amount of such Secured Cash Management Obligations on such date and (c) with respect to any Secured Hedge Obligations pursuant to a Secured Hedge Agreement on any date of determination, the aggregate amount of such Secured Hedge Obligations on such date.

“Parent” means PetIQ Holdings, LLC, a Delaware limited liability company.

“Pari Passu Intercreditor Agreement” means a customary pari passu intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412 or 436 of the Code or Sections 302 or 303 of ERISA.

“Perfection Certificates” means, collectively, (i) each Perfection Certificate delivered by the Credit Parties to the Administrative Agent on the Closing Date and (ii) each other Perfection Certificate from time to time delivered by the Credit Parties following the Closing Date to the Administrative Agent and reasonably acceptable to the Administrative Agent in accordance with this Agreement.

“Permitted Acquisition” means any Acquisition by a Credit Party or a Restricted Subsidiary that satisfies each of the following conditions:

(a) subject to Section 1.02(d), no Event of Default exists or would arise as a result thereof;

(b) the asset, business or Person being acquired is engaged in the same or substantially similar lines of business of the Credit Parties, taken as a whole;

(c) no Indebtedness (other than Permitted Indebtedness) or Liens (other than Permitted Liens) are assumed or incurred and

(d) any entity that is acquired or formed in connection with such Acquisition shall become a “Credit Party” to the extent required by, and shall comply with all of the requirements of, Section 6.12.

“Permitted Asset Disposition” means a liquidation, sale, transfer, conveyance, assignment or other disposition permitted by Section 7.05(b).

“Permitted Equity Liens” means Liens permitted to Section 7.03(a)(iv), Section 7.03(a)(vii), Section 7.03(a)(ix) and Section 7.03(a)(xi).

“Permitted Indebtedness” means the Indebtedness permitted by Section 7.02.

“Permitted Junior Refinancing Debt” mean secured Indebtedness incurred solely by the Borrower in the form of one or more series of junior lien secured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that

(a) such Indebtedness is secured by all or less than all of the Collateral on a basis junior in priority to the Liens securing the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not secured by any property or assets other than the Collateral,

(b) such Indebtedness is not guaranteed by any Person other than the Guarantors,

(c) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Junior Refinancing Debt,

(d) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt, plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith,

(e) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale, event of loss, excess cash flow (provided that such asset sale, event of loss and excess cash flow sweep does not require the application of any net cash proceeds or excess cash flow that would otherwise be required to be applied to the prepayments of the Loans hereunder pursuant to Section 2.05) and change of control prepayment provisions and a customary acceleration right after an event of default), in each case, prior to the date that is 180 days after the latest maturity date of the Term Loans at the time such Indebtedness is incurred,

(f) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest maturity Date at the time of incurrence of such Indebtedness or added for the benefit of all Lenders),

(g) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Credit Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and

(h) an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in such Junior Lien Intercreditor Agreement.

“Permitted Liens” means those Liens permitted by Section 7.03.

“Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred solely by the Borrower in the form of one or more series of senior secured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that

(a) such Indebtedness is secured by all or less than all of the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations hereunder and is not secured by any property or assets other than the Collateral,

(b) such Indebtedness is not guaranteed by any Person other than the Guarantors,

(c) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Pari Passu Refinancing Debt,

(d) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith,

(e) such Indebtedness has a maturity no earlier and a Weighted Average Life to Maturity no shorter than the Refinanced Debt,

(f) such Indebtedness is not subject to any mandatory prepayment, repurchase or redemption provisions, unless the prepayment, repurchase or redemption of such Indebtedness is accompanied by the prepayment of a pro rata portion of the outstanding principal of the Loans hereunder pursuant to Section 2.05,

(g) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest maturity date for the Term Loans at the time of incurrence of such Indebtedness or added for the benefit of the Lenders),

(h) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Credit Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent),

(i) an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement or, if a Pari Passu Intercreditor Agreement has previously been entered into, execute a joinder to such Pari Passu Intercreditor Agreement in substantially the form provided in such Pari Passu Intercreditor Agreement and

(j) if applicable, an Other Debt Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in such Junior Lien Intercreditor Agreement.

“Permitted Prior Liens” means Liens permitted pursuant to Section 7.03(a) (other than Section 7.03(a)(vi), Section 7.03(a)(ix), Section 7.03(a)(xi) (other than clause (B) thereof) and Section 7.03(a)(xii)).

“Permitted Refinancing” means any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

(b) such modification, refinancing, refunding, renewal or extension has a maturity no earlier and a Weighted Average Life to Maturity no shorter than the Indebtedness being modified, refinanced, refunded, renewed or extended;

(c) at the time thereof, no Default or Event of Default shall have occurred and be continuing;

(d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured;

(e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended;

(f) (i) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is unsecured or secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured on a junior basis to the Term Loans, such modification, refinancing, refunding, renewal or extension is unsecured or secured on a junior lien basis to the Term Loans and (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subject to a Pari Passu Intercreditor Agreement and/or Junior Lien Intercreditor Agreement and such modification, refinancing, refunding, renewal or extension is secured, a representative validly acting on behalf of holders of such modification, refinancing, refunding, renewal or extension shall become party to a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as appropriate, or if a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to such Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement in substantially the form provided in such Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable;

(g) if the Indebtedness being modified, refinanced, refunded, renewed or extended is originally incurred under the ABL Credit Agreement (or is a secured Permitted Refinancing of such Indebtedness), the applicable ABL Representative acting on behalf of the holders of such modified, refinanced, refunded, renewed or extended Indebtedness shall become a party to the ABL Intercreditor Agreement to the extent the modified, refinanced, refunded, renewed or extended Indebtedness is secured on the same basis as Indebtedness originally incurred under the ABL Credit Agreement (or is a secured Permitted Refinancing of such Indebtedness); and

(h) the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).

“Permitted Tax Distributions” means, with respect to any taxable period in which the Borrower is treated as a pass-through entity for U.S. federal, state and/or local income Tax purposes, dividends or distributions by any Credit Party and their Restricted Subsidiaries, in order for (A) PetIQ, Inc. and any of its Subsidiaries to pay such entity’s taxes attributable to the income of the Credit Parties and their Restricted Subsidiaries, in an aggregate amount not to exceed the product of (x) the combined effective corporate federal, state and/or local income tax rate applicable to PetIQ, Inc. (as estimated by Borrower in good faith, after taking into account the character of the income, deductions and/or credits available, including under Section 250 or 960 of the Code and the deductibility of U.S. state and local income Tax for U.S. federal income Tax purposes) and (y) the taxable income of the Borrower for such taxable year or portion thereof allocated to PetIQ, Inc. or such Subsidiaries (taking into account carryover of unused prior year losses or excess interest deductions and the impact of any step-up under Section 743 or 734 of the Code), in each case of clauses (x) and (y) available at the level of the Borrower or PetIQ, Inc. (or their relevant Subsidiaries), as applicable and (B) any of the other owners (direct or indirect) of any Credit Party that are not specified in clause (A) above, (if indirect, which hold through an unbroken chains of one or more pass-through entities) to pay such owner’s federal, state or local (as applicable) income and franchise taxes attributable to the income of any Credit Party and their Restricted Subsidiaries that result directly from such owner’s direct or indirect beneficial ownership of the Borrower and its Subsidiaries for such taxable period (or portion thereof), in an aggregate amount not to exceed the product of (x) the highest combined marginal federal and state and/or local statutory Tax rate applicable to an individual resident in New York,

New York (including any Medicare contribution tax on net investment income, if applicable) (as estimated by Borrower in good faith, after taking into account the character of the income, deductions and/or credits available under Section 199A of the Code and the deductibility of U.S. state and local income Tax for U.S. federal income Tax purposes) and (y) the taxable income of the Borrower for such taxable year or portion thereof allocated to such other owners (taking into account excess interest deductions and the impact of any step-up under Section 743 or 734 of the Code and any unused loss carryovers attributable to the Borrower and its Subsidiaries (to the extent available under applicable Law)), in each case of clauses (x) and (y), available at the level of the Borrower or such owners, as applicable; provided that payments with respect to any Taxes attributable to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such income Taxes.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred solely by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans pursuant to a credit agreement, indenture or other agreement (other than this Agreement); provided that

(a) such Indebtedness is not secured by any Lien,

(b) such Indebtedness is not guaranteed by any Person other than the Guarantors,

(c) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Unsecured Refinancing Debt,

(d) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt, plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith,

(e) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations, in each case prior to the latest maturity of the Term Loans at the time such Indebtedness is incurred and

(f) the terms and conditions of such Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest maturity date for the Term Loans at the time of incurrence of such Indebtedness or added for the benefit of all Lenders).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Perrigo Entities” means Sergeant’s Pet Care Products, Inc., a Michigan corporation, and each of SPC Trademarks, LLC, a Texas limited liability company, Pet Logic, LLC, a Delaware limited liability company, Meridian Animal Health, LLC, a Nevada limited liability company, Velcera, Inc., a Delaware corporation, FidoPharm, Inc., a Delaware corporation, LoradoChem, Inc., a Colorado corporation, FidoPharmBrands, LLC, a Delaware limited liability company, and American Business Sergeant’s Pet Care Products Trade (Shanghai) Co, Ltd., a Chinese company.

“Perrigo Acquisition” means the acquisition of all the issued and outstanding capital stock of Sergeant’s Pet Care Products, Inc., a Michigan corporation, pursuant to the Perrigo Acquisition Agreement.

“Perrigo Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of May 8, 2019, by and among the Borrower, L. Perrigo Company, a Michigan corporation, Perrigo Company plc, an Irish public limited company, and PetIQ Inc., a Delaware corporation.

“Perrigo Acquisition Agreement Representations” means the representations and warranties relating to the Perrigo Entities in the Perrigo Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that Parent, the Borrower or its Affiliates has the right to terminate its (or their) obligations under the Perrigo Acquisition Agreement or decline to consummate the Perrigo Acquisition as a result of a breach of such representations and warranties.

“Pharmaceutical License” means any state pharmacy board license or other similar license required to be maintained by the Credit Parties and their Restricted Subsidiaries to enable the sale, transfer or other distribution of pharmaceutical products of the Credit Parties and their Restricted Subsidiaries.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate contributes or is required to contribute on behalf of any of its employees.

“Pre-Opening Expenses” means amounts incurred by the Borrower and its Restricted Subsidiaries on a consolidated basis in connection with “pre-opening activities” related to the roll-out of clinics.

“Prepayment Notice” means the certificate in substantially the form of Exhibit G hereto, or in such other form reasonably acceptable to the Administrative Agent, to be signed by a Financial Officer of the Borrower and delivered to the Administrative Agent and the Lenders pursuant to Section 2.05 hereof.

“Prepayment Premium Event” means any voluntary prepayment of all or any portion of the Initial Term Loans in connection with (i) the refinancing, refunding or renewal of all or any portion of the Initial Term Loans or (ii) any amendment, restatement, amendment and restatement or other modification of this Agreement, in the case of each of clauses (i) and (ii), which reduces or effectively reduces the Effective Yield of the Initial Term Loans; provided, however, that (a) any prepayment or repayment of the Initial Term Loans in connection with or upon the occurrence of a Change of Control and (b) any Transformative Acquisition shall not constitute a Prepayment Premium Event.

“Prohibited Assignee” means (i) any Competitor and (ii) any Affiliate of a Competitor, as determined by the Borrower and identified in a written notice by the Borrower to the Administrative Agent with the Administrative Agent’s written consent (not to be unreasonably withheld); provided as to clause (i) and (ii) above, that “Prohibited Assignee” shall not include commercial or corporate banks or bona fide debt funds, and any funds that are managed or controlled by such commercial or corporate banks or bona fide debt funds which funds principally invest in commercial loans or debt securities.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned in Section 10.20.

“Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.

“RCRA” has the meaning specified in the definition of “Environmental Laws.”

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by any Credit Party.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Reference Period” means, as of any date of determination, the period of twelve consecutive Fiscal Months ending on such date.

“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement executed by the Borrower, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Loan Commitments or Refinancing Term Loans, in each case, in accordance with Section 2.17.

“Refinancing Series” means all Refinancing Term Loan Commitments or Refinancing Term Loans that are established pursuant to the same Refinancing Amendment; provided that any Refinancing Term Loan Commitments or Refinancing Term Loans that are established pursuant to a subsequent Refinancing Amendment shall be a part of any previously established Refinancing Series to the extent that (a) such subsequent Refinancing Amendment expressly provides that the Refinancing Term Loan Commitments or Refinancing Term Loans, as applicable, provided for thereunder are intended to be a part of such previously established

Refinancing Series and (b) in the case of Refinancing Term Loans, the Refinancing Term Loans provided for under such Refinancing Amendment are fungible for United States federal income tax purposes with such previously established Refinancing Series. Refinancing Term Loan Commitments that, if and when drawn in the form of Refinancing Term Loans, would yield Refinancing Term Loans that are construed to be a part of any previously established Refinancing Series pursuant to clause (b) above, shall also be construed to be a party of such previously established Refinancing Series.

“Refinancing Term Loan Commitments” means one or more Class of Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loan Facility” means a term loan facility established pursuant to Section 2.17.

“Refinancing Term Loan Lender” means any Lender that holds a Refinancing Term Loan Commitment or Refinancing Term Loan at such time.

“Refinancing Term Loans” means one or more Class of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means a Loan Advance Request.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Aggregate Commitments and Total Outstandings, at such time.

“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Credit Party or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of any Credit Party or any Restricted Subsidiary and (c) any payment (whether in cash, securities or other property) of management fees (or other fees of a similar nature) by such Credit Party or such Restricted Subsidiary to any equity holder or Affiliate of such Credit Party or such Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Retained ECF Percentage” means, with respect to any Fiscal Year, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Fiscal Year.

“Sam’s Club” means Sam’s West, Inc. and Sam’s East, Inc., collectively.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SARA” has the meaning specified in the definition of “Environmental Laws.”

“Secured Cash Management Agreement” means any Cash Management Agreement permitted hereunder between any Credit Party and any Cash Management Bank; provided, however, that for a Cash Management Agreement be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination and any Cash Management Obligations arising from such Cash Management Agreement cannot be secured under the ABL Documents.

“Secured Cash Management Obligations” means Cash Management Obligations of Credit Parties to Cash Management Banks pursuant to Secured Cash Management Agreements.

“Secured Hedge Agreement” means any Swap Contract permitted hereunder between any Credit Party and any Hedge Bank provided, however, that for a Swap Contract to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination and any Hedge Obligations arising from such Swap Contract cannot be secured under the ABL Documents.

“Secured Hedge Obligations” means Hedge Obligations of Credit Parties to Hedge Banks pursuant to Secured Hedge Agreements (other than any Excluded Hedge Obligations).

“Secured Net Leverage Ratio” means the ratio, as of any date of determination, of

(a) Total Indebtedness as of such date secured by a Lien on property of Parent, the Borrower or their Restricted Subsidiaries minus Unrestricted Cash to

(b) Consolidated EBITDA for the twelve-month period ended as of such date.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, each Cash Management Bank, each Hedge Bank and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.

“Security Agreement” means, the Security Agreement dated as of the Original Closing Date, entered into by the Credit Parties and the Administrative Agent, together with any other security agreement granted by any Credit Party as required by Section 6.12 which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Security Documents” means the Guarantees, the Security Agreement, the IP Security Agreements, the Mortgages and all other guarantees, security agreements, intellectual property security agreements, mortgages, deeds of trust, control agreements, instruments and documents, including without limitation Uniform Commercial Code financing statements and other equivalent registrations and personal property security filings with respect to any other applicable jurisdiction, control agreements, required to be executed or delivered pursuant to, or in connection with, this Agreement or any other Loan Document, all in form and substance reasonably acceptable to the Administrative Agent.

“Seller Notes” means the 2018 Contingent Note, the 2019 Contingent Note and the Guaranty Promissory Note.

“Seller Notes Guaranty” means that certain Guaranty, dated as of January 17, 2018, among PetIQ, Inc., PetIQ Holdings, LLC, True Science Holdings, LLC, TRURX LLC and TRU Prodigy, LLC, each as guarantors and VIP Petcare Holdings, Inc., as holder, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and the Seller Note Subordination Agreement.

“Seller Notes Subordination Agreement” means that certain Subordination Agreement, dated as of January 17, 2018, among the Administrative Agent, as agent; PetIQ, LLC, as issuer; PetIQ, Inc., PetIQ Holdings, LLC, True Science Holdings, LLC, TRURX LLC and TRU Prodigy, LLC, each as guarantors and VIP Petcare Holdings, Inc., as subordinated creditor, as may be amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

“Senior Management” means with respect to any of the Credit Parties or any of its Restricted Subsidiaries, its chief financial officer, president or chief executive officer.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date

(a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,

(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,

(c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature,

(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and

(e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.06(h).

“Specified Event of Default” means (a) any Event of Default set forth in Sections 8.01(a), 8.01(e) or 8.01(j) or (b) any of the covenants contained in Sections 6.04 or 7.13.

“Specified Representations” means the representations and warranties contained in Sections 5.01(a)(i), 5.01(a)(ii), 5.01(b)(i), 5.01(b)(ii)(A), 5.01(b)(ii)(B)(x) (solely with respect to material Indebtedness of the Credit Parties), 5.01(d), 5.03, 5.12, 5.14, 5.22(a) (subject to the provisions of Section 4.01(d)), 5.23 and 5.24.

“Sponsors” means Eos TS Investor Co., ECP IV TS Investor Co., Highland Consumer Fund I Limited Partnership, HCF – TS Blocker Corp., Highland Consumer Entrepreneurs Fund I Limited Partnership, Rockhurst, LLC, Labore et Honore, LLC and VIP Petcare Holdings, Inc., and each of their respective Affiliates.

“Subordinated Debt” means unsecured Indebtedness of any Credit Party or any Restricted Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a Subordination Agreement.

“Subordination Agreement” means a subordination and intercreditor agreement or such other written instrument containing subordination provisions, each in form and substance acceptable to the Required Lenders in their sole discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Supported QFC” has the meaning assigned in Section 10.20.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of Parent, the Borrower and the Restricted Subsidiaries.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an advance made by any Term Loan Lender under a Term Loan Facility.

“Term Loan Facility” means each of the Initial Term Loan Facility, any Incremental Term Loan Facility or Refinancing Term Loan Facility.

“Term Loan Increase” has the meaning specified in Section 2.16(a).

“Term Loan Lender” means (a) any Lender that holds a Term Loan at such time and (b) any other Person who becomes an assignee of the rights and obligations of a Term Loan Lender pursuant to terms of this Agreement.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Indebtedness” means, as of any date of determination, the aggregate amount (without duplication) of all Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (other than Indebtedness with respect to the Seller Notes).

“Total Net Leverage Ratio” means the ratio, as of any date of determination, of

(a) Total Indebtedness, secured or unsecured, as of such date on property of Parent, the Borrower or their Restricted Subsidiaries minus Unrestricted Cash to

(b) Consolidated EBITDA for the twelve-month period ended as of such date.

“Total Outstandings” means, as of the date of determination, the aggregate Outstanding Amount of all Term Loans.

“Trade Date” has the meaning specified in Section 10.06(b)(i).

“Transformative Acquisition” means any Acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such Acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned in Section 10.20.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, as of the date of determination, the aggregate amount of all cash and Cash Equivalents on a consolidated basis of the Borrower and the other Credit Parties that are not “restricted” for purposes of GAAP and in which the Administrative Agent has a perfected first-priority security interest; provided, the aggregate amount of Unrestricted Cash shall not include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Administrative Agent or the ABL Representative).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.17 that has not subsequently been designated as a Restricted Subsidiary pursuant to Section 6.17. As of the Closing Date, there are no Unrestricted Subsidiaries.

“Unsecured Cash Management Obligations” means unsecured obligations of Credit Parties for Cash Management Products or Services.

“Wal-Mart” means Wal-Mart Stores, Inc., Wal-Mart Stores East, LP and Wal-Mart Stores Texas, LLC, collectively.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness on any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” has the meaning specified in Section 2.16(e)(ii).

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Term Loans or Incremental Term Loan Commitments) or Liens or the making of any Investments or (B) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if the Borrower has made an LCA

Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Fiscal Quarter ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio, basket, representation or warranty, such financial ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability (other than any basket availability based on a percentage of Consolidated EBITDA) on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) (A) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (B) on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the draft audited financial statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties and their Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, negative covenant or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio, negative covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, any obligations of Parent, the Borrower and their Subsidiaries that were characterized as operating leases as of, or would have been characterized in accordance with GAAP as operating leases had such obligations existed as of, December 30, 2018, shall be treated as operating leases for all purposes.

Section 1.04 Rounding. Any financial ratios required to be maintained by any of the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 Loans.

(a) Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Loan Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date in an aggregate amount equal to such Initial Term Loan Lender’s Initial Term Loan Commitment. Amounts borrowed under this Section 2.01(a) once paid or prepaid, may not be reborrowed.

(b) Incremental Term Loans. Subject to the terms and conditions set forth herein, the terms and conditions for the making of any Incremental Term Loans shall be set forth in the applicable Incremental Amendment. Any Incremental Term Loans once paid or prepaid, may not be reborrowed.

(c) Refinancing Term Loans. Subject to the terms and conditions set forth herein, the terms and conditions for the making of any Refinancing Term Loans shall be set forth in the applicable Refinancing Amendment. Any Refinancing Term Loans once paid or prepaid, may not be reborrowed.

(d) Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing and each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. Eastern time (11:00 a.m. Mountain time, 10:00 a.m. Pacific time) (x) three (3) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (y) on the requested date of any Borrowing of Base Rate Loans. Each telephone notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice appropriately completed and signed by a member of Senior Management or Financial Officer of the Borrower, which may be given by any Electronic Medium. Each such Loan Notice shall specify (i) the requested date of the Borrowing or conversion, as applicable (which shall be a Business Day), (ii) whether the Borrower is requesting a Borrowing or a conversion of Term Loans from one Type to the other, (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fail to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one (1) month. The Borrower may not request more than one (1) Borrowing on any Business Day.

(b) [Reserved].

(c) Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan that is a Term Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for the applicable Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding and upon the request of the Borrower or a Lender, the Administrative Agent shall notify the Borrower or such Lender of rate used in determining the Base Rate with respect to such Base Rate Loans then outstanding.

(e) Interest Periods. After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any time.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 Prepayments; Repayments.

(a) Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent pursuant to a Prepayment Notice, at any time voluntarily prepay the entire amount of outstanding Term Loans in whole or in part; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. Eastern time (9:00 am Mountain time) three (3) Business Days prior to any such date of prepayment (or in the case of any Term Loans prepaid that are Base Rate Loans, one (1) Business Day) prior to any such date of prepayment. Each such notice shall specify the date, amount of such prepayment and the Class of the Term Loans to be prepaid. The Administrative Agent will promptly notify each applicable Term Loan Lender of its receipt of each such notice, and of the amount of such Term Loan Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of the Term Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. The Administrative Agent shall apply any such prepayments as directed by the Borrower (or absent such direction, pro rata as among each Class of Term Loans and in direct order of maturity of any remaining principal payments with respect to such Term Loans).

(b) [Reserved].

(c) Asset Dispositions. No later than the fifth (5th) Business Day following receipt by any Credit Party or any Restricted Subsidiaries of Net Cash Proceeds from any asset disposition (excluding Permitted Asset Dispositions (other than any asset disposition under Sections 7.05(b)(viii) and 7.05(b)(ix))), the Borrower shall prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds so received to the extent such Net Cash Proceeds (when combined with any Net Cash Proceeds received from any Casualty Events (other than with respect to Net Cash Proceeds of identifiable proceeds of ABL Priority Collateral)) exceeds $4,000,000 per Fiscal Year; provided, the Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to invest such Net Cash Proceeds within 360 days of receipt thereof (or 540 days of receipt thereof if the Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment within 360 days of receipt of such Net Cash Proceeds to invest such Net Cash Proceeds) in assets of the type used in the business of the Credit Parties and their Restricted Subsidiaries. In the event that such Net Cash Proceeds are not reinvested by the Borrower prior to the last day of such 360 day period or 540 day period, as the case may be, the Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.05(h).

(d) Casualty Events. No later than the fifth (5th) Business Day following receipt by any Credit Party or any Restricted Subsidiaries of Net Cash Proceeds from any Casualty Events (other than with respect of Net Cash Proceeds of identifiable proceeds of ABL Priority Collateral), the Borrower shall prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds so received to the extent such Net Cash Proceeds (when combined with any Net Cash Proceeds received from any asset dispositions (excluding Permitted Asset Dispositions

(other than any asset disposition under Section 7.05(b)(viii) and 7.05(b)(ix))) exceeds $4,000,000 per Fiscal Year; provided, the Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to invest such Net Cash Proceeds within 360 days of receipt thereof (or 540 days of receipt thereof if the Borrower or any of its Restricted Subsidiaries enters into a legally binding commitment within 360 days of receipt of such Net Cash Proceeds to invest such Net Cash Proceeds) in assets of the type used in the business of the Credit Parties and their Restricted Subsidiaries. In the event that such Net Cash Proceeds are not reinvested by the Borrower prior to the last day of such 360 day period or 540 day period, as the case may be, the Borrower shall prepay the Term Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.05(h).

(e) [Reserved].

(f) Incurrence of Indebtedness. Immediately upon the incurrence or issuance by any Credit Party or any of its Restricted Subsidiaries of any Indebtedness other than Indebtedness of the type described in Sections 7.02 (other than Section 7.02(l)), the Borrower shall prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds so received as set forth in Section 2.05(h).

(g) Excess Cash Flow Recapture. After the end of each Fiscal Year, starting with the Fiscal Year ended December 31, 2020, the Borrower shall prepay the Obligations in an amount equal to the Applicable ECF Percentage of the Excess Cash Flow for such Fiscal Year; provided, that such prepayment shall be required only if the amount required to be prepaid for such Fiscal Year is greater than $4,000,000 (with only such excess amount being subject to prepayment). The Borrower shall make such payment on the date that is ten (10) days after the earlier of (i) the date on which the Borrower deliver their annual audited financial statements for such Fiscal Year to the Administrative Agent pursuant to Section 6.04(a) and (ii) the date on which the Borrower is required to deliver such financial statements pursuant to Section 6.04(a).

(h) Application. The Administrative Agent shall apply such prepayment pursuant to this Section 2.05 on a pro rata basis as among each Class of Term Loans (unless a Class of Term Loans has agreed to receive less than a pro rata share of any such prepayments) and, with respect to each such Class, to the outstanding principal amount of the Term Loans in the direct order of maturity; provided, that if at any time the amount required to be paid pursuant to Section 2.05(c), (d) or (g), the Borrower is required to offer to repurchase or prepay Indebtedness secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with any Net Cash Proceeds or with any Excess Cash Flow (such pari passu Indebtedness required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds or Excess Cash Flow on a pro rata basis (determined on the basis of the aggregate principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of Net Cash Proceeds or Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds or Excess Cash Flow required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds or Excess Cash Flow shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness and the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 2.05 shall be reduced accordingly; provided, further, that to the extent that holders of Other Applicable Indebtedness decline to have such Indebtedness purchased or prepaid, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof.

(i) Prepayment Premium. In the event a Prepayment Premium Event occurs within six (6) months after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Initial Term Loan Lenders, a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Prepayment Premium Event concurrent with the prepayment or repayment of such Initial Term Loans. If, on or prior to the date that is six (6) months after the Closing Date, all or any portion of the Initial Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 10.13 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment in connection with a Prepayment Premium Event, such prepayment, repayment, substitution or replacement will be made at 101.0% of the principal amount so prepaid, repaid, refinanced, substituted or replaced.

Section 2.06 Termination or Reduction of Commitments.

The Initial Term Loan Commitments shall be automatically and permanently reduced to zero upon the making of the Initial Term Loans on the Closing Date. Any Incremental Term Loan Commitments shall be automatically and permanently reduced to zero in accordance with the applicable Incremental Amendment. Any Refinancing Term Loan Commitments shall be automatically and permanently reduced to zero in accordance with the applicable Refinancing Amendment.

Section 2.07 Repayment of Loans.

In addition to the repayment of the Loans pursuant to Sections 2.05, the Borrower shall repay to the Administrative Agent, on behalf of the Term Loan Lenders, the principal amount of the Term Loans as follows:

(a) with respect to the Initial Term Loans, on the first Business Day following the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2019 and for each Fiscal Quarter thereafter ending prior to the Maturity Date with respect to the Initial Term Loans, in each case, an amount equal to 0.25% of the original principal amount of the Initial Term Loans on the Closing Date (as such payments may be reduced from time to time as a result of the application of prepayment in accordance with Section 2.05 or increased as a result of any increase in the amount of Initial Term Loans in accordance with Section 2.16);

(b) with respect to any Incremental Term Loans, as set forth in the applicable Incremental Amendment and with respect to any Refinancing Term Loans, as set forth in the applicable Refinancing Amendment; and

(c) with respect to all Term Loans, on the Maturity Date applicable to such Term Loans, a final payment of the remaining outstanding principal amount of such Term Loans.

Section 2.08 Interest.

(a) Subject to the provisions of subsection (b) below: (i) each Term Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day on which it is outstanding at a rate per annum equal to the Base Rate plus the Applicable Margin; and (ii) each Term Loan that is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined by the Administrative Agent for such Interest Period plus the Applicable Margin.

(b) Automatically following the occurrence and during the continuance of an Event of Default under Sections 8.01(a) or (e), overdue principal or interest of any Loan shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate plus the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Eurodollar Rate) and overdue amounts in respect of fees and other amounts shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate plus the Base Rate, in each case, to the fullest extent permitted by applicable Laws.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest accruing at the Default Rate shall be due and payable to the Administrative Agent on demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest on each Loan shall be paid directly to the Administrative Agent and applied in accordance with the terms hereof.

Section 2.09 Fees.

The Borrower shall pay to the Administrative Agent the fees in the amounts and at the times specified in the Fee Letter. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans determined by reference to “Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. Eastern time (10:00 am Mountain time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. Eastern time (10:00 am Mountain time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Agents. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loans made. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative

Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Agents. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall

(a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Parent, the Borrower or any Subsidiary of the Parent (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.14 Collateral and Guarantees.

(a) Collateral. The Loans and the other Obligations shall be secured by valid, first priority, perfected and enforceable Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, in all of the Collateral subject to the terms of the Security Documents.

(b) Guarantees. Payment of the Loans and the other Obligations shall be unconditionally guaranteed by each Guarantor subject to the terms of the Guarantees.

(c) Further Assurances. Each Credit Party covenants and agrees that it shall, and shall cause each of its Restricted Subsidiaries party to the Security Documents to, comply with all terms and conditions of each of the Security Documents and that each Credit Party shall, and shall cause each of its Restricted Subsidiaries party to the Security Documents to, at any time and from time to time at the request of the Administrative Agent or the Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the Lien of the Administrative Agent in the Collateral subject to the terms of the Security Documents.

Section 2.15 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 2.16 Incremental Credit Extension.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) (an“ Incremental Loan Request”), request the establishment of one or more new commitments which may be in the same Term Loan Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Loan Commitments”) in an aggregate principal amount not to exceed, as of any date of determination, the Incremental Amount.

(b) Incremental Term Loans. Any Incremental Term Loan Commitments effected through the establishment of one or more new Term Loans made on an Incremental Facility Closing Date shall be designated for all purposes of this Agreement as either (x) a new Class of Incremental Term Loan Commitments or (y) an increase to an existing Class of Commitments. On any Incremental Facility Closing Date on which any Incremental Term Loan Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Term Loan Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class and (ii) each Incremental Term Loan Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Incremental Term Loans may be treated as part of the same Class as any other Term Loans if such Incremental Term Loans are fungible for United States federal income tax purposes with such other Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Loan Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Loan Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Term Loan Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 10.06(b)(iii) for an assignment of Loans to such Lender or Additional Lender and (ii) any such Additional Lender is an Eligible Assignee.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Term Loan Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) subject to Section 1.02(d), no Default or Event of Default shall have occurred and be continuing or would exist before and after giving effect to such Incremental Term Loan Commitments and such Incremental Term Loans;

(ii) subject to Section 1.02(d), before and after giving effect to such Incremental Term Loan Commitments and the Incremental Term Loans thereunder, the conditions of Section 4.02(a) shall be satisfied;

(iii) [reserved];

(iv) each Incremental Term Loan Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $1,000,0000 if such amount represents all remaining availability under the limit set forth in Section 2.16(a));

(v) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Security Documents (including modifications to the Mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Documents and the perfection and priority of the Liens thereunder are preserved and maintained; and

(vi) such other conditions as the Borrower, each Incremental Term Loan Lender providing such Incremental Term Loan Commitments and the Administrative Agent shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Loan Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Term Loan Lenders providing such Incremental Term Loan Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans existing on the Incremental Facility Closing Date, shall be materially no more favorable to the Incremental Term Loan Lenders providing such Incremental Term Loans than the terms, provisions and documentation of the Term Loans existing on the Incremental Facility Closing Date to the then-existing Term Loan Lenders (except for terms, provisions or documentation applicable only after the latest maturity date of any then-existing Term Loans or such terms, provisions or documentation are added for the benefit of all Lenders hereunder), as reasonably determined by the Borrower. In any event,

(i) the Incremental Term Loans:

(A) shall be secured only by the Collateral and rank pari passu in right of payment and of security with the Term Loans and shall not be guaranteed by any Person that is not a Guarantor;

(B) shall not mature earlier than the latest maturity date of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans; provided that, at no time shall there be Term Loans hereunder (including Incremental Term Loans) which have more than three different Maturity Dates;

(C) shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans;

(D) subject to Section 2.16(e)(i)(B) above and Section 2.16(e)(ii) below, shall have an applicable rate and amortization determined by the Borrower and the applicable Incremental Term Loan Lenders; and

(E) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; and

(ii) subject to the foregoing, the amortization schedule applicable to any Incremental Term Loans and the Effective Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable Incremental Term Loan Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans under Incremental Term Loan Commitments denominated in the U.S. Dollars, if the Effective Yield applicable to such Incremental Term Loans shall be greater than the applicable Effective Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to any then-existing Term Loans by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”), then the interest rate with respect to each Class of such then-existing Term Loans shall be increased by the applicable Yield Differential.

(f) Incremental Amendment.

(i) Incremental Term Loan Commitments shall become Commitments under this Agreement pursuant to an amendment to this Agreement (an “Incremental Amendment”) and, as appropriate, amendments to the other Loan Documents, executed by the Borrower, each Incremental Term Loan Lender providing such Commitments and the Administrative Agent, as applicable. The Incremental Amendment may, without the consent of any other Credit Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16. The Borrower will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees.

(ii) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Credit Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or Commitments made or established pursuant to this Section 2.16 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.16, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans to be fungible for United States federal income tax purposes with the another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.

(g) This Section 2.16 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.17 Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank or financial institution that agrees to provide any portion of Refinancing Term Loans pursuant to a Refinancing Amendment in accordance with this Section 2.17 (each, an “Additional Refinancing Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 10.06(b)(iii) for an assignment of Loans to such Lender or Additional Refinancing Lender and such Additional Refinancing Lender is an Eligible Assignee; provided, further, that any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Classes of Term Loans (in accordance with the respective outstanding principal amounts thereof) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment;

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of

(i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and

(ii) reaffirmation agreements and/or such amendments to the Security Documents (including modifications to the Mortgages) as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Documents and the perfection and priority of the Liens thereunder are preserved and maintained.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $5,000,000.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.17 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.18 Loan Account.

(a) The Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts (the “Loan Account”) evidencing the Indebtedness of the Borrower resulting from each Term Loan from time to time. Any failure of the Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing hereunder.

(b) Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Administrative Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and if such Taxes are Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings and deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Credit Parties shall, and do hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of this Section 3.01, each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a

Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority as provided in this Section 3.01, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax (or any substantively comparable subsequent versions thereof or successors thereto);

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI or W-8EXP (or any substantively comparable subsequent versions thereof or successors thereto);

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, a certificate substantially in the form of Exhibit H-1 (a “U.S. Tax Compliance Certificate”), and executed copies of IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any substantively comparable subsequent versions thereof or successors thereto), accompanied by IRS Form W-8ECI, W-8EXP, W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund, or charge interest with respect to any Credit Extension, or to determine or charge interest rates, in each case, based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Loans at the Eurodollar Rate shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Inability to Determine Rates.

(a) If the Administrative Agent determines in connection with any request for a Loan that (a) (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and/or for Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate or (b) the

Eurodollar Rate with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this paragraph will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Eurodollar Rate will not be used in any determination of the Base Rate.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loan on the date or in the amount notified by the Borrower or (c) any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (all of such losses, costs or expenses, together with any administrative fees referred to in the following sentence, are referred to herein collectively as the “Breakage Costs”). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to the Closing Date. The obligation of each Lender to make any Credit Extension hereunder is subject to satisfaction of the following conditions on or prior to the date hereof to the satisfaction of the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or other electronic image transmission (e.g., “PDF” or “TIF” via electronic mail) copies (followed promptly by originals) unless otherwise specified, each properly executed by a member of the Senior Management of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) an officer’s certificate of each Credit Party executing a Loan Document:

(A) attaching: (1) the certificate or articles of incorporation or memorandum and articles of association (or such equivalent thereof) of such Credit Party; and (2) the by-laws, limited liability company agreement, partnership agreement or other applicable Governing Document of such Credit Party;

(B) certifying and attaching true, correct and complete copies of the resolutions or votes of the board of directors or board of managers (or equivalent thereof) of such Credit Party, authorizing such Credit Party’s entry into the Loan Documents to which it is a party; and

(C) certifying the incumbency of members of the Senior Management of such Credit Party authorized to act in connection with this Agreement and the other Loan Documents to which such Credit Party is a party and providing a specimen signature of such members of the Senior Management of such Credit Party who will be signing Loan Documents on the Closing Date and thereafter;

(iv) such documents and certifications as the Administrative Agent may require to evidence that each Credit Party executing a Loan Document is validly existing, in good standing and qualified to engage in business (A) in its jurisdiction of incorporation or formation, as applicable, and (B) in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification in such jurisdiction;

(v) favorable legal opinions of counsel to the Credit Parties addressed to the Administrative Agent and each Lender, as to matters concerning the Credit Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate of a member of the Senior Management of the Borrower certifying that (A) the conditions specified in Sections 4.01(b), (h), (m) and (n) have been satisfied and (B) from the date of the Perrigo Acquisition Agreement through the Closing Date, there has been no event, change, circumstance, effect, occurrence, condition, state of facts or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Closing Date Material Adverse Effect;

(b) The Perrigo Acquisition shall have been or, substantially concurrently with the initial funding of the Initial Term Loans be, consummated in accordance with the terms of the Perrigo Acquisition Agreement. The Perrigo Acquisition Agreement shall not have been amended or waived in any material respect by the Borrower or any of its Affiliates, nor shall the Borrower or any of its Affiliates have given a material consent thereunder, in each case in a manner materially adverse to the Lenders (in their capacity as such) without consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided, that

(i) any amendment, modification or waiver to the definition of Closing Date Material Adverse Effect or any action taken by or at the express request of the Buyer (as defined in the Perrigo Acquisition Agreement) that would be a Material Adverse Effect but for clause (e) of the definition of “Material Adverse Effect” (as defined in the Perrigo Acquisition Agreement) shall be deemed to be materially adverse to the Lenders,

(ii) any reduction in the purchase price of less than 10% or in accordance with the Perrigo Acquisition Agreement pursuant to any working capital or purchase price (or similar) adjustment provision set forth in the Perrigo Acquisition Agreement shall be deemed not to be materially adverse to the Lenders,

(iii) any other reduction in the purchase price shall be deemed not to be materially adverse to the Lenders so long as such decrease is allocated to reduce the Initial Term Loan Facility on a dollar for dollar basis and

(iv) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded with qualified equity or such increase is pursuant to any working capital or purchase price (or similar) adjustment provision set forth in the Perrigo Acquisition Agreement;

(c) Subject to Section 6.20, the Administrative Agent shall have received certificates of insurance from an independent insurance broker naming the Administrative Agent as additional insured or lender’s loss payee thereunder, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and the other Loan Documents, which shall be in amounts, types and terms and conditions reasonably satisfactory to the Administrative Agent;

(d) The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority security interest in and Lien upon the Collateral; provided, that perfection of such Liens shall be a condition under this Section 4.01 solely to the extent that perfection can be accomplished by the delivery of pledged certificated securities, the filing of a financing statement under the UCC or the filing of a short-form intellectual property security agreement with the U.S. Patent and Trademark Office or the U.S. Copyright Office;

(e) The Administrative Agent shall have received from each Credit Party executing a Loan Document, a completed and executed Perfection Certificate and the results of UCC and intellectual property searches with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(f) The Administrative Agent shall have received (a) an unaudited pro forma consolidated balance sheet of the Borrower and related pro forma statement of income as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least sixty days prior to the Closing Date (or if the end of the most recently completed four-Fiscal Quarter period is the end of a Fiscal Year, ended at least ninety days before the Closing Date), prepared after giving effect to the Closing Date Transactions has occurred as of such date (in the case of the balance sheet) or at the beginning of such period (in the case of such income statement) and each such pro forma financial statement shall be prepared in good faith by the Borrower, and (b) the combined unaudited balance sheet of the Perrigo Entities for the Fiscal Quarter ended March 31, 2019 and each other Fiscal Quarter thereafter ended at least sixty days prior the Closing Date (or if the end of the most recently completed four-Fiscal Quarter period is the end of a fiscal year, ended at least ninety days before the Closing Date) and the related unaudited statements of income, as prepared by management for the Fiscal Quarter then ended;

(g) The Administrative Agent shall have received an officer’s certificate of the Borrower dated as of the Closing Date and signed by a Financial Officer (or, at the sole option and discretion of the Borrower, a third party opinion in customary form issued by a nationally recognized firm) as to the Solvency of the Credit Parties and their Restricted Subsidiaries, on a consolidated basis, immediately after giving effect to the Loans hereunder, any borrowings under the ABL Facility, the Closing Date Transactions and the other transactions contemplated hereby occurring on the Closing Date;

(h) Prior to or substantially concurrently with the funding of the Initial Term Loans and giving effect to the Closing Date Transactions, all Indebtedness for borrowed money of Parent, the Borrower and their Restricted Subsidiaries under the Existing Term Loan Credit Agreement shall be repaid in full in cash (or as may be otherwise agreed by the applicable Lender) and all related commitments shall be terminated;

(i) The Administrative Agent shall have received an initial Loan Advance Request seven (7) Business Days before the Closing Date and disbursement instructions from the Borrower, indicating how the proceeds of the Loans to be made on the Closing Date are to be disbursed;

(j) The Administrative Agent shall have received at least three Business Days prior to the Closing Date all information reasonably requested by it in writing ten Business Days prior to the Closing Date under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(k) Any fees (which may be netted from the proceeds of the Initial Term Loan Facility on the Closing Date) required to be paid under the Loan Documents on or before the Closing Date (including any such fees required by the Fee Letter) shall have been paid;

(l) The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced three (3) Business Days prior to the Closing Date (except at otherwise reasonably agreed by the Borrower), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);

(m) Prior to or substantially concurrently with the funding of the Initial Term Loans, the Borrower shall have executed and delivered the ABL Facility Amendment in form and substance substantially consistent with the ABL Consent Letter and the ABL Facility Amendment shall have become effective in accordance with its terms. The aggregate amount of revolving commitments under the ABL Credit Agreement is $125,000,000 or less and the borrowings thereunder as of the Closing Date is $60,000,000 or less; and

(n) The Perrigo Acquisition Representations that are Fundamental Representations (as defined in the Perrigo Acquisition Agreement) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date). The Perrigo Acquisition Representations (other than Fundamental Representations (as defined in the Perrigo Acquisition Agreement)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation contained in the Perrigo Acquisition Agreement) as of the Closing Date as though made as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), except where the failure of such Perrigo Acquisition Representations to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Closing Date Material Adverse Effect. The Specified Representations shall be true and correct in all material respects (or if qualified by materiality, in all respects); provided, that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be a Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto); and

(o) The Borrower shall have used commercially reasonable efforts to ensure that the Administrative Agent shall have been afforded a period of at least 15 consecutive Business Days following receipt of the Confidential Information Memorandum and customary authorization letters to syndicate the Initial Term Loan Facility; provided that (x) July 3, 2019, July 4, 2019 and July 5, 2019 and November 28, 2019 and November 29, 2019 shall not be counted towards the total number of consecutive days for purposes of the marketing period, (y) if such marketing period has not ended prior to August 16, 2019 or December 17, 2019, respectively, such period shall not be deemed to have commenced until September 3, 2019 or January 2, 2020, as applicable, and (z) for the avoidance of the doubt, May 27, 2019, October 14, 2019, November 11, 2019, January 20, 2020, February 17, 2020 and April 10, 2020 shall not be considered Business Days for purposes of the marketing period.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Person prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to all Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.02 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c) respectively, of Section 6.04.

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Borrower shall have delivered to the Administrative Agent a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Credit Party signatory hereto represents and warrants to the Lenders and the Administrative Agent for itself and on behalf of its Restricted Subsidiaries as follows:

Section 5.01 Corporate Authority, Etc.

(a) Existence, Qualification and Power. Each Credit Party and each Restricted Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii) of this Section 5.01(a), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, (i) have been duly authorized by all necessary corporate or other organizational action, and (ii) do not and will not (A) contravene the terms of any of such Person’s Governing Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any material payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any applicable Law.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document or (ii) the grant by any Credit Party of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance by any Credit Party of the Liens created under the Security Documents (including the first priority nature thereof), or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except, in each case, for approvals, consents, exemptions, authorizations, actions, notice and filing which have been duly obtained, taken, given or made and are in full force and effect.

(d) Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except as enforceability may be limited by any applicable Debtor Relief Laws, moratorium or similar laws affecting creditors’ rights generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.02 Financial Statements; Projections.

(a) There has been furnished to the Administrative Agent (for distribution to each of the Lenders) financial statements of the type described in Section 6.04(a) for the Fiscal Year ended December 31, 2018 for Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities). Such financial statements

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(ii) fairly present the financial condition of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) There has been furnished to the Administrative Agent (for distribution to each of the Lenders) an unaudited consolidated balance sheet of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of the Fiscal Quarter ended March 31, 2019 and unaudited consolidated statements of income or operations and cash flow of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of the Fiscal Quarter ended March 31, 2019, in each case, certified by a Financial Officer of the Borrower. Such balance sheet and statement of income or operations and cash flows have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present the financial condition of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of the date thereof and the results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. There are no contingent liabilities of (x) Parent, the Borrower and their Subsidiaries (other than the Perrigo Entities) and (y) the Perrigo Entities, in each case, as of such date involving material amounts, known to the officers of Parent, the Borrower or any Restricted Subsidiary required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP which were not disclosed in such balance sheet and the notes related thereto.

(c) There has been furnished to the Administrative Agent (for distribution to each of the Lenders) an unaudited consolidated balance sheet of Parent, the Borrower and their Restricted Subsidiaries (other than the Perrigo Entities) as of the Fiscal Months of January 2019, February 2019 and March 2019 and unaudited consolidated statements of income or operations and cash flow of Parent, the Borrower and their Restricted Subsidiaries (other than the Perrigo Entities) as of the Fiscal Month of March 2019, in each case, certified by a Financial Officer of the Borrower. Such balance sheet and statement of income or operations and cash flows have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present the financial condition of Parent, the Borrower and their Restricted Subsidiaries (other than the Perrigo Entities) as of the date thereof and the results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. There are no contingent liabilities of Parent, the Borrower or any Restricted Subsidiary (other than the Perrigo Entities) as of such date involving material amounts, known to the officers of Parent, the Borrower or any Restricted Subsidiary required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP which were not disclosed in such balance sheet and the notes related thereto.

(d) There has been furnished to the Administrative Agent (for distribution to each of the Lenders) (i) an unaudited pro forma consolidated balance sheet of the Borrower and related pro forma statement of income as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least sixty days prior to the Closing Date (or if the end of the most recently completed four-Fiscal Quarter period is the end of a Fiscal Year, ended at least ninety days before the Closing Date), prepared after giving effect to as if the Closing Date Transactions had occurred as of such date (in the case of the balance sheet) or at the beginning of such period (in the case of such income statement) and (ii) the combined unaudited balance sheet of the Perrigo Entities for the Fiscal Quarter ended March 31, 2019 and each other Fiscal Quarter thereafter ended at least sixty days prior to the Closing Date (or if the end of the most recently completed four-Fiscal Quarter period is the end of a Fiscal Year, ended at least ninety days before the Closing Date) and the related unaudited statements of income, as prepared by management for the Fiscal Quarter then ended. Such financial statements

(i) have been prepared in good faith by the Borrower based upon (A) the assumptions stated therein (which assumptions are believed by the Borrower on the date of delivery thereof and on the Closing Date to be reasonable), (B) accounting principles consistent with the accounting principles applied to the historical financials of the Borrower and the Perrigo Entities and (C) the best information available to the Borrower as of the date of delivery thereof,

(ii) accurately reflect all adjustments required to be made to give effect to the Closing Date Transactions,

(iii) have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) consistently applied throughout the applicable period covered thereby and

(iv) present fairly the pro forma consolidated financial position and results of operations of Parent, the Borrower and its Restricted Subsidiaries as of such date and for such periods, assuming that the Closing Date Transactions occurred as of such date or at the beginning of such period, as applicable.

(e) There has also been furnished to the Administrative Agent (for distribution to each of the Lenders), for Parent, the Borrower and their Restricted Subsidiaries (i) forecasts for the 2020 Fiscal Year and (ii) projections for the 2020 Fiscal Year. Such forecasts and projections were prepared in good faith on the basis of assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of their delivery and represented, at the time of delivery, the Borrower’s best estimate of its future financial conditions and performance. To the knowledge of the Credit Parties, as of the Closing Date, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material adverse change in any of such forecasts or projections (taken as a whole). Such forecasts and projections have been prepared on a pro forma basis after giving effect to the transactions contemplated hereby. As of the Closing Date, such forecasts and projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Credit Parties of the results of operations and other information projected therein.

Section 5.03 Solvency. After giving effect to the Loans hereunder, the Closing Date Transactions and the other transactions contemplated hereby, the Credit Parties and their Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.04 No Material Adverse Change. Since the Closing Date, there has been no event, chance, circumstance, condition, development or occurrence that has had, or could reasonably be excepted to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.05 Ownership of Property; Liens. Each of the Credit Parties and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Credit Parties and their Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.03.

Section 5.06 Franchises, Patents, Copyrights, etc.. Each Credit Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing (collectively, “Intellectual Property”), adequate for the conduct of its business without known material conflict with any rights of others except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Perfection Certificate delivered on the Closing Date sets forth a true, correct and complete list of all patents, patent applications, federally registered copyrights and copyright applications, trademarks and trademark applications owned by any Credit Party as of the Closing Date.

Section 5.07 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of its Restricted Subsidiaries that (a) purport to materially adversely affect this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to result in material liabilities against the Credit Parties and their Restricted Subsidiaries, taken as a whole, either individually or in the aggregate except as disclosed in Schedule 5.07, and there has been no material adverse change in the status, or financial effect on the Credit Parties and their Restricted Subsidiaries, taken as a whole, of the matters described on Schedule 5.07.

Section 5.08 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.09 Compliance with Laws. Each Credit Party and each Restricted Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.10 Tax Status. The Credit Parties (i) have filed or caused to be filed all federal, material provincial and all material state, and material foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (ii) have paid all material Taxes (including withholdings) required to have been paid including in their capacity as tax withholding agents, except those being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP (unless foreclosure or other similar enforcement action has been commenced in respect thereof or any Lien has been filed or otherwise perfected therefor, in which case such exception does not apply). There is no proposed material tax assessment or other claim against, and no material tax audit with respect to, the Borrower or any Restricted Subsidiary. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all material applicable, federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.

Section 5.11 Insurance. The properties of the Credit Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties operate, which such insurance shall include general property insurance, general liability insurance and insurance covering contamination or recall of inventory.

Section 5.12 Investment Company Acts. None of any Credit Party, any Person controlling any Credit Party, or any Restricted Subsidiary of any Credit Party, is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of each Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of each Credit Party, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Credit Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither any Credit Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.

Section 5.14 Margin Regulations. The proceeds of the Loans shall be used solely for the purposes specified in Section 6.11. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts

221 and 224. No part of the proceeds of any Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X.

Section 5.15 Use of Proceeds.

The Borrower will use the proceeds of the Loans only for the purposes specified in Section 6.11. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

Section 5.16 [Reserved].

Section 5.17 Subsidiaries, etc.. As of the Closing Date, Parent and the Borrower does not have any Subsidiaries except as set forth on Schedule 5.17 hereto and, as of the Closing Date, all of the outstanding Capital Stock in such Subsidiaries has been validly issued, fully paid and nonassessable and are owned by Parent, the Borrower or a Subsidiary of the Borrower in the amounts specified on Schedule 5.17 free and clear of all Liens (other than Permitted Equity Liens and Liens in favor the Administrative Agent granted under the Security Documents).

Section 5.18 Environmental Compliance. Each Credit Party and each Restricted Subsidiary thereof is in compliance with the requirements of all Environmental Laws applicable to the business, operations and properties of such Credit Party and its Restricted Subsidiaries except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Credit Parties and their Restricted Subsidiaries (x) are, and within the period of all applicable statutes of limitation have been, in compliance (in all material respects) with all applicable Environmental Laws; (y) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and (z) are, and within the period of all applicable statutes of limitation have been, in compliance (in all material respects) with all of their Environmental Permits.

Section 5.19 [Reserved].

Section 5.20 Labor Contracts. Except as set forth on Schedule 5.20, as of the Closing Date, none of the Credit Parties or their Restricted Subsidiaries is party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Credit Party’s or their Restricted Subsidiaries employees, or threats of strikes or work stoppages that would reasonably be expected to result in a Material Adverse Effect.

Section 5.21 Disclosure.

(a) Each Credit Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.22 Security Documents

(a) The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of (i) any Capital Stock pledged pursuant to the Security Agreement represented by certificates, (x) when such certificates are delivered to the Administrative Agent or (y) when financing statements in appropriate form are filed in the offices specified on the Perfection Certificate and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on the Perfection Certificate have been completed, the Lien created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds and products thereof, as security for the Obligations, in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens and, in the case of collateral constituting Capital Stock, Permitted Equity Liens).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof, and when the Mortgages are filed in the recording office designated by the Borrower, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

Section 5.23 OFAC. No Credit Party, nor any Related Party nor, to the knowledge of the Credit Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject of any Sanctions, (b) located, organized or residing in any Designated Jurisdiction, (c) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (d) or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. Neither any Credit Party, nor any Subsidiary nor, to the knowledge of any Credit Party, any Affiliate of any Credit Party or a Subsidiary (x) is a Sanctioned Person, (y) has any of its assets in Sanctioned Countries, or (z) derives any of its operating income from investments in, or transactions with

Sanctioned Persons or Sanctioned Countries. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Administrative Agent ) of Sanctions, any Anti-Corruption Laws or any Anti-Terrorism Laws.

Section 5.24 PATRIOT Act, Anti-Corruption Laws etc.

(a) To the extent applicable, each Credit Party and its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c) Parent, the Borrower and their Subsidiaries and their respective officers, directors, employees and, to the knowledge of the Borrower, the agents of Parent, the Borrower and their Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions.

(d) None of the Credit Parties or any Subsidiaries thereof is in violation of any Anti-Terrorism Law, engages in, or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Restricted Subsidiaries that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than any Secured Cash Management Obligation or Secured Hedge Obligation) remains outstanding:

Section 6.01 Punctual Payment. Each Credit Party will duly and punctually pay or cause to be paid when due all principal and interest on the Loans, the fees and all other Obligations and amounts provided for in this Agreement and the other Loan Documents to which it is a party and will cause to be paid any amounts owing by any Credit Party, all in accordance with the terms of this Agreement and such other Loan Documents.

Section 6.02 Maintenance of Office; Certain Changes. Each Credit Party will maintain its chief executive office, distribution center, warehouse, shipping center, plant, factory, or other similar location at the locations identified in the Perfection Certificate delivered by such Credit Party to the Administrative Agent or at such other place as the Borrower shall designate upon no less than (a) 30 days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent) in the case of its chief executive office or a material distribution center, material warehouse or material plant (which, for the avoidance of doubt, shall include the facilities located in Florida, Utah, Texas, Indiana and Nebraska) or (b) 15 days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent) in the case of any other distribution center, warehouse, shipping center, plant, factory or other similar location, in each case, where notices, presentations and demands to or upon any Credit Party in respect of the Loan Documents to which such Credit Party is a party may be given or made. Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days’ (or such shorter period as may be acceptable to the Administrative Agent) prior to any change in its name or the type of its organization, jurisdiction or organization, organizational identification number, or tax identification number.

Section 6.03 Records and Accounts. Each Credit Party will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with, and all financial statements provided for herein shall be prepared in accordance with GAAP consistently applied; (ii) maintain adequate accounts and reserves for all taxes (including income taxes, depreciation, depletion, obsolescence and amortization of its properties, contingencies and other reserves); and (iii) at all times maintain the Auditor as the Credit Parties’ accountants.

Section 6.04 Financial Statements, Certificates and Information. The Credit Parties will deliver to the Administrative Agent and, upon request, to the Lenders:

(a) as soon as practicable, but in any event no later than ninety (90) days after the end of each Fiscal Year,

(i) the consolidated and consolidating balance sheet of Parent, the Borrower and their Restricted Subsidiaries, as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated and consolidating financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by independent certified public accountants reasonably satisfactory to the Administrative Agent and certified without qualification and without expression of uncertainty as to the ability of Parent, the Borrower and their Restricted Subsidiaries to continue as going concerns (other than a “going concern” qualification resulting from an upcoming maturity under this Agreement or ABL Credit Agreement occurring within one year from the time of such opinion is delivered or a breach of the Financial Maintenance Covenant hereunder or any financial covenant under the ABL Credit Agreement), together with a copy of their accountants’ management letter (if any) for such Fiscal Year and

(ii) a Compliance Certificate duly executed by a Financial Officer of the Borrower, which, among other things,

(A) attaches and certifies to the foregoing consolidated and consolidating financial statements, accountants statements, management letters and a management discussion and analysis prepared in connection with such financial statements,

(B) certifies that the information contained in such consolidated and consolidating financial statements fairly presents in all material respects the financial condition of Parent, the Borrower and their Restricted Subsidiaries on the dates indicated therein,

(C) appends computations evidencing the First Lien Net Leverage Ratio and Excess Cash Flow, in each case, for the Reference Period ended as of the last day of such Fiscal Year and specifying whether the Credit Parties have complied with Section 7.13, and

(D) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Year, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof;

(b) as soon as practicable, but in any event no later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year

(i) the consolidated and consolidating balance sheet of Parent, the Borrower and their Restricted Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, each setting forth in comparative form the figures for the previous Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and

(ii) a Compliance Certificate duly executed by a Financial Officer of the Borrower, which, among other things,

(A) attaches and certifies to the foregoing consolidated and consolidating financial statements and a management discussion and analysis prepared in connection with such financial statements (subject to year-end adjustments and the absence of footnotes),

(B) certifies that the information contained in such consolidated and consolidating financial statements fairly presents in all material respects the financial condition of Parent, the Borrower and their Restricted Subsidiaries on the dates indicated therein,

(C) appends computations evidencing the First Lien Net Leverage Ratio for the Reference Period ended as of the last day of such Fiscal Quarter and specifying whether the Credit Parties have complied with Section 7.13, and

(D) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Quarter, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof;

(c) as soon as practicable, but in any event no later than forty-five (45) days after the end of each of the first two Fiscal Months of each Fiscal Quarter

(i) the unaudited monthly consolidated and consolidating financial statements of Parent, the Borrower and their Restricted Subsidiaries for such Fiscal Month, including the consolidating balance sheet of Parent, the Borrower and their Restricted Subsidiaries, as at the end of such Fiscal Month, the related consolidating statements of income or operations and cash flows for such Fiscal Month and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied and

(ii) a Compliance Certificate duly executed by a Financial Officer of the Borrower, which, among other things,

(A) attaches and certifies to the foregoing consolidated financial statements and a management discussion and analysis prepared in connection with such financial statements (subject to year-end adjustments and the absence of footnotes),

(B) certifies that the information contained in such financial statements fairly presents in all material respects the financial condition of Parent, the Borrower and their Restricted Subsidiaries on the date thereof (subject to year-end adjustments and the absence of footnotes), and

(C) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Month, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof to the Administrative Agent’s reasonable satisfaction;

(d) not later than January 31 of each Fiscal Year, an annual business plan and projections for Parent, the Borrower and their Restricted Subsidiaries for the following Fiscal Year on a monthly basis (such projections to include consolidated balance sheets, statements of cash flows, statements of income or operations of Parent, the Borrower and their Restricted Subsidiaries, in each case prepared on a month-by-month basis and such other matters reasonably requested by the Administrative Agent);

(e) promptly upon receipt thereof, copies of any detailed audit reports, financial control reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Credit Parties by independent accountants other consultants or advisors in connection with the accounts or books of ay Credit Party or any Restricted Subsidiary or any audit of any of them;

(f) immediately, and in any event within two (2) Business Days after receipt by a member of Senior Management thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary;

(g) promptly following the request of the Administrative Agent, a report summarizing the insurance coverage in effect for each Credit Party and its Restricted Subsidiaries and promptly following the modification, renewal, replacement of any insurance policy of any Credit Party or its Restricted Subsidiaries, updated insurance certificates and endorsements evidencing such coverage;

(h) as soon as practicable, but in any event no later than ten (10) days following the end of each Fiscal Quarter (or more frequently at the election of the Credit Parties), either (x) updated Schedules 5.07, 5.17, and 7.08, an updated Exhibit A to the IP Security Agreements and an updated list of bank accounts in the Perfection Certificate, in each case in substantially the same form as the most recent schedule of the same delivered to the Administrative Agent or (y) for any of the foregoing for which there has been no change since the previous Fiscal Quarter, a certificate confirming that there has been no change in such information, which such updated schedules or certificate of no change shall be satisfactory to the Administrative Agent; and

(i) promptly following a request therefor, from time to time such sales projections, budgets, operating plans or other financial data or information as the Administrative Agent or any Lender may reasonably request.

Notwithstanding the foregoing, the obligations to provide certain financial statements in Section 6.04(a)(i) and (b)(i) may also be satisfied by the furnishing of the Form 10-K or 10-Q, as applicable, of Parent (or Parent’s direct or indirect parent company) filed with the SEC or otherwise made available to the Administrative Agent for delivery to each Lender, in each case, within the time periods specified in Section 6.04(a) and (b); provided, that to the extent such financial statements relate to any Person or Persons other than Parent, the Borrower and their Restricted Subsidiaries, on a standalone basis, (including, without limitation, any Unrestricted Subsidiaries or any direct or indirect parent of Parent), such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Person or Persons, on the one hand, and Parent, the Borrower and their Restricted Subsidiaries, on a standalone basis, on the other hand, which consolidating information shall be certified by a Financial Officer of the Borrower as having been fairly presented in all material respects.

Section 6.05 Notices.

(a) Defaults. The Credit Parties will promptly (but in any event within three (3) Business Days) notify the Administrative Agent and each Lender in writing following Senior Management obtaining knowledge of the occurrence of (i) any Default or Event of Default or (ii) any “default,” “event of default” or material breach under any Material Agreement or Pharmaceutical License or (iii) any termination or expiration of any Material Agreement or Pharmaceutical License.

(b) Material Adverse Effect. The Credit Parties shall promptly (but in any event within three (3) Business Days following Senior Management obtaining knowledge thereof) disclose in writing to the Administrative Agent (for distribution to each Lender) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Credit Party or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Credit Party or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Restricted Subsidiary, including (A) with respect to any litigation disclosed on Schedule 5.07 and (B) pursuant to any applicable Environmental Laws.

(c) ERISA Events. The Credit Parties shall promptly following Senior Management obtaining knowledge disclose in writing to the Administrative Agent the occurrence of any ERISA Event.

(d) Change in Accounting Policies or Financial Reporting. The Credit Parties shall promptly disclose in writing to the Administrative Agent notice of (i) any material change in accounting policies or financial reporting practices by Parent, the Borrower or any Subsidiary or (ii) discharge by any Credit Party of its independent accountants or any withdrawal or resignation by such independent accountants.

(e) Notice of Tax Claims, Litigation and Judgments.

(i) The Credit Parties and their Restricted Subsidiaries will give notice to the Administrative Agent and each Lender in writing within three (3) Business Days’ of Senior Management obtaining knowledge of

(A) any written notice of proposed assessment or written notice of the commencement of any audit by any Governmental Authority for unpaid Taxes of any Credit Party or any Restricted Subsidiary that are due and payable and

(B) any commencement of any litigation or proceedings threatened in writing or any pending litigation affecting any Credit Party or any of its Restricted Subsidiaries or to which any Credit Party or any Restricted Subsidiary thereof is or becomes a party involving any claim against any Credit Party that has resulted in or could reasonably be expected to result in (1) liabilities of more than $17,500,000 against any Credit Party or any Restricted Subsidiary or (2) a Material Adverse Effect.

(ii) The Credit Parties and their Restricted Subsidiaries will give notice to the Administrative Agent and each Lender, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within five (5) Business Days’ of any judgment not covered by insurance, final or otherwise, against any Credit Party in an amount in excess of $17,500,000 or of the entry of any non-monetary judgment that could reasonably be expected to have a Material Adverse Effect.

(f) [Reserved].

(g) [Reserved].

(h) Notification of Additional Intellectual Property Rights. Within thirty (30) days of the end of each Fiscal Quarter, the Credit Parties and their Restricted Subsidiaries will notify the Administrative Agent in writing of any patents, patent applications, patent application disclosures filed with any patent office during such Fiscal Quarter, registered copyrights or mask works registered during such Fiscal Quarter, applications for registration of copyrights or mask works filed during such Fiscal Quarter and trademark and service mark registrations during such Fiscal Quarter, and trademark and service mark registration applications filed during such Fiscal Quarter, all of the foregoing whether a foreign or United States right, to the extent not listed on the Perfection Certificate most recently delivered to the Administrative Agent in accordance with this Agreement.

(i) Environmental Events. The Credit Parties and their Restricted Subsidiaries will promptly give notice to the Administrative Agent and each Lender (A) of any violation of any Environmental Law that any Credit Party or a Restricted Subsidiary reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (B) upon any member of Senior Management of any Credit Party or a Restricted Subsidiary obtaining knowledge thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential Environmental Liability, of any Governmental Authority that, in the case of clauses (a) or (b) above, could reasonably be expected to result in a Material Adverse Effect.

(j) Prepayment Events. Promptly following the occurrence of any event for which the Borrower is required to make a prepayment under Sections 2.05(c), (d) or (f), together with all supporting information reasonably requested by the Administrative Agent.

(k) [Reserved].

(l) Labor Relations. The Credit Parties shall provide to the Administrative Agent prompt written notice of any collective bargaining agreement or other labor contract to which a Credit Party or a Restricted Subsidiary becomes a party, or the application for the certification of a collective bargaining agent.

(m) Fundamental Changes. The Credit Parties shall provide to the Administrative Agent promptly written notice of the occurrence of any event described in Section 7.05(a).

(n) Beneficial Ownership Certification. The Credit Parties shall provide any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Delivery by the Credit Parties to the Administrative Agent of any and all notices required to be delivered to the Lenders as herein required shall be deemed made upon receipt of such notices by the Administrative Agent.

Section 6.06 Legal Existence; Maintenance of Properties.

(a) Except as permitted by Section 7.05, each Credit Party and its Restricted Subsidiaries will do all things necessary to (i) maintain in full force and effect its legal existence and good standing under the laws of its jurisdiction of organization or incorporation, (ii) maintain its qualification to do business in each state or other jurisdiction in which the failure to do so would result in a Material Adverse Effect, and (iii) maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not result in a Material Adverse Effect.

(b) Each Credit Party and its Restricted Subsidiaries (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Credit Parties (or such Restricted Subsidiary) may be necessary so that the business may carried on in the ordinary course, and (iii) will continue to engage in the line of businesses conducted by them on the Closing Date and any lines of business which are reasonably related, complementary or incidental thereto; provided that nothing in this Section 6.06(b) shall prevent any Credit Party or a Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is permitted by Section 7.05(b).

Section 6.07 Insurance. Each Credit Party and its Restricted Subsidiaries will maintain with financially sound and reputable insurers insurance with respect to its material properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be commercially reasonable and in accordance with the terms of the Security Documents. Such policies of insurance shall name the Administrative Agent as an additional insured or lender’s loss payee, as applicable and provide for not less than 30 days’ prior notice (or not less than 10 days’ in the case of the non-payment of premium) to the Administrative Agent of termination, lapse or cancellation of such insurance.

Section 6.08 Taxes. Each Credit Party and its Restricted Subsidiaries will

(a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such Taxes, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall be currently contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto; and provided further that the Credit Parties will pay all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose or otherwise enforce any Lien that may have attached as security therefor,

(b) withhold from each payment to be made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is a resident, the amount of all Taxes and all other deductions or withholdings required to be withheld therefrom and pay the same to the proper taxing authority within the time required under any applicable Law,

(c) collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper taxing authority within the time required under any applicable Law, and

(d) file or cause to be filed all federal, state, local and foreign income tax returns, and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject as required by applicable Law.

Section 6.09 Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally.

(a) Compliance with Laws, Contracts, Licenses and Permits. Each of the Credit Parties and its Restricted Subsidiaries will comply with

(i) the applicable Laws wherever its business is conducted, including, without limitation all Environmental Laws,

(ii) the provisions of its Governing Documents,

(iii) all agreements and instruments by which it or any of its properties may be bound, and

(iv) all applicable decrees, orders, and judgments;

provided, that in each case, such compliance shall be required by this Agreement only where noncompliance with this Section 6.09(a)(i)-(iv) would result in a Material Adverse Effect.

If any authorization, consent, approval, permit or license (including, without limitation, Pharmaceutical Licenses) from any Governmental Authority or any central bank or other fiscal or monetary authority shall become necessary or required in order that any Credit Party or any Restricted Subsidiary may fulfill any of its obligations hereunder or any of the other Loan Documents or to conduct its business in any jurisdiction, each Credit Party and each Restricted Subsidiary will promptly take or cause to be taken all commercially reasonable steps within the power of such Credit Party and/or such Restricted Subsidiary to obtain and maintain such authorization, consent, approval, permit or license, and upon request of the Administrative Agent, to furnish the Administrative Agent and the Lenders with evidence thereof.

(b) Compliance with Terms of Leaseholds. Each Credit Party and its Restricted Subsidiaries will make all payments and otherwise perform all material obligations in respect of all leases of real property to which such Credit Party or Restricted Subsidiary, as applicable, is a party within any grace period provided therefor under such lease, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default by a Credit Party or a Restricted Subsidiary, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(c) Payment of Obligations Generally. Each Credit Party and its Restricted Subsidiaries will pay and discharge as the same shall become due and payable, all its other obligations and liabilities (except to the extent prohibited by Article VII), including (i) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon the Collateral or otherwise could reasonably be expected to result in a Material Adverse Effect and (ii) all Indebtedness, as and when due and payable, but subject to any subordination provisions or intercreditor arrangements contained in any instrument or agreement evidencing such Indebtedness.

(d) Sanctions. The Credit Parties and their Restricted Subsidiaries shall ensure that the Loans and the proceeds of any Loan, directly or indirectly, will not be lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

(e) Anti-Corruption and Anti-Terrorism Laws. The Credit Parties and their Restricted Subsidiaries shall ensure that the proceeds of any Credit Extension are not directly or indirectly used by such Credit Party, Restricted Subsidiary or their respective Affiliates for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar Anti-Corruption Laws or any Anti-Terrorism Laws.

Section 6.10 [Reserved].

Section 6.11 Use of Proceeds.

(a) The proceeds of the Initial Term Loans shall be used solely to pay the acquisition consideration for the Perrigo Acquisition, to refinance the Existing Term Loans under the Existing Term Loan Credit Agreement and related fees and expenses incurred in connection with the Closing Date Transactions.

(b) The proceeds of any Incremental Term Loans may be used for working capital and other general corporate purposes, including the financing of any Permitted Acquisitions, other permitted Investments and permitted Restricted Payments and any other use not prohibited by this Agreement.

(c) The proceeds of any Refinancing Term Loans shall be used to refinance the applicable Refinanced Debt and pay any related fees or expenses incurred in connection therewith.

(d) No Credit Party shall use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary after the Closing Date (other than any CFC, CFC Holding Company or any direct or indirect Subsidiary of a CFC) by any Credit Party, then the Credit Parties shall, at the Credit Parties’ expense:

(i) within fifteen (15) Business Days after such formation or acquisition, cause such Restricted Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so and is not an Excluded Subsidiary), to duly execute and deliver to the Administrative Agent a Guarantee guaranteeing the other Credit Parties’ obligations under the Loan Documents,

(ii) within fifteen (15) Business Days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Restricted Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within fifteen (15) Business Days after such formation or acquisition, cause such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Security Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of such Restricted Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,

(iv) within fifteen (15) Business Days after such formation or acquisition, cause such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such other actions as are necessary or desirable under any applicable Law) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v) within fifteen (15) Business Days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition and that is to be subject to a Mortgage as provided in this Section 6.12, title reports, surveys and to the extent in the Credit Party’s possession or to the extent required by applicable Law, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Restricted Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b) Upon the acquisition of any property by any Credit Party following the Closing Date, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Credit Parties shall, at the Credit Parties’ expense (provided that notwithstanding anything contained in this Section 6.12(b), no more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any first-tier CFC and any CFC Holding Company and none of the Capital Stock of any direct or indirect Subsidiary of a CFC formed or acquired by any Credit Party shall be required to be subject to the security interest of the Administrative Agent):

(i) within fifteen (15) Business Days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii) within fifteen (15) Business Days after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Administrative Agent Security Documents (to the extent not already delivered), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Loan Documents and constituting Liens on all such properties,

(iii) within fifteen (15) Business Days after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such action necessary or desirable under applicable Law) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv) within fifteen (15) Business Days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after any acquisition of real property, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property, flood zone determination forms, flood insurance certificates, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Restricted Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

(c) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such Security Documents.

(d) Notwithstanding the foregoing in this Section 6.12, (i) any Subsidiary of the Borrower that is a Credit Party shall not cease to be a Credit Party by reason of becoming a CFC, a CFC Holding Company or a direct or indirect Subsidiary of a CFC, and the proviso in Section 6.12(b) shall not apply to any such Subsidiary, (ii) any newly-formed Subsidiary of the Borrower that is a U.S. person shall be a Credit Party regardless of whether it is formed as a direct or indirect Subsidiary of a CFC, and the proviso in Section 6.12(b) shall not apply to any such Subsidiary and (iii) unless also required or provided under the ABL Facility, no action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledges governed under laws of any non-U.S. jurisdiction).

Section 6.13 Certain Changes. Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days’ prior to (i) any change in its chief executive office, name or the type of its organization, jurisdiction or organization, organizational identification number, or tax identification number, (ii) the acquisition of any Real Estate pursuant to Section 7.05 or (iii) the acquisition of any material asset to the extent located in any jurisdiction other than those jurisdictions located in the United States of America or those jurisdictions specified on such Credit Party’s Perfection Certificate.

Section 6.14 Conduct of Business. Except as permitted by Section 7.05, each Credit Party and its Restricted Subsidiaries will continue to engage primarily in the businesses engaged in by such Credit Party or such Restricted Subsidiary on the Closing Date, or such businesses as are reasonably related to the businesses engaged in by such Credit Party or such Restricted Subsidiary on the Closing Date.

Section 6.15 Further Assurances. Each Credit Party and its Restricted Subsidiaries will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

Section 6.16 Inspections, etc.

(a) General. Each Credit Party and its Restricted Subsidiaries shall permit the Lenders and the Administrative Agent, at the Credit Parties’ expense, to visit and inspect any of the properties of any Credit Party accompanied by a representative of the Credit Party or Restricted Subsidiary to the extent such representative does not interfere with such inspection, to examine the books of account of such Credit Party or such Restricted Subsidiary (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Credit Party or such Restricted Subsidiary with, and to be advised as to the same by, its and their officers, in each case, except when an Event of Default shall have occurred and be continuing, at such reasonable times and intervals and with prior or contemporaneous notice as the Administrative Agent or any Lender may reasonably request; provided, so long as no Event of Default shall have occurred and be continuing, such inspections shall not exceed one time per Fiscal Year at the Borrower’s expense.

(b) Lender Call. If requested by the Administrative Agent, the Borrower shall cause appropriate members of its management to participate in one conference call with the Lenders per Fiscal Quarter at a time to be mutually agreed by the Borrower and the Administrative Agent.

(c) [Reserved].

(d) Communications with Accountants. Each Credit Party and its Restricted Subsidiaries authorize the Administrative Agent and the Lenders to communicate directly with such Credit Party’s and such Restricted Subsidiaries’ independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Credit Party or such Restricted Subsidiary. At the request of the Administrative Agent or any Lender, each Credit Party and its Restricted Subsidiaries shall deliver a letter addressed to such accountants authorizing them to communicate directly with the Administrative Agent and the Lenders in accordance with the foregoing.

Section 6.17 Unrestricted Subsidiaries.

The Borrower may at any time on or after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that

(a) immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing,

(b) immediately after giving effect to such designation, the Borrower shall be in pro forma compliance with the Financial Maintenance Covenant (it being understood that if no Fiscal Quarter cited in Section 7.13 has ended, the Financial Maintenance Covenant for the first Fiscal Quarter cited in Section 7.13 shall be satisfied as of the last four quarters ended on or prior to such designation) and the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance,

(c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness for borrowed money permitted under Section 7.02 with an aggregate outstanding principal amount in excess of $5,000,000, any Junior Indebtedness or Indebtedness incurred pursuant to Section 7.02(c) (it being understood that, as of the Closing Date, each Subsidiary (as defined in the ABL Credit Agreement as of the Closing Date) of Parent is a “restricted subsidiary” under the ABL Credit Agreement) and

(d) no Intellectual Property may be owned directly or indirectly (including by way of license) by an Unrestricted Subsidiary.

The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. Notwithstanding the foregoing, neither the Borrower nor any direct or indirect parent of the Borrower that is a Subsidiary shall be permitted to be an Unrestricted Subsidiary.

Section 6.18 Fiscal Year. Each Credit Party and its Restricted Subsidiaries will maintain (i) accounting policies or reporting practices in accordance with GAAP and (ii) their Fiscal Year ending December 31.

Section 6.19 Lien Waivers.

To the extent such Lien Waiver is required or otherwise obtained pursuant to the ABL Credit Agreement, the ABL Loan Documents or any Permitted Refinancing thereof, each Credit Party shall use commercially reasonable efforts to obtain a Lien Waiver from (a) each mortgagee or beneficiary under a mortgage or deed of trust with respect to all real property owned by such Credit Party, (b) each lessor of all leased property leased by such Credit Party and (c) each warehouseman, processer, shipper, repairman, mechanic, bailee or other similar Person in possession of any Collateral with respect to (x) each location in Florida, Utah, Idaho, Texas, Indiana and Nebraska and such other states as the Administrative Agent may determine and (y) any other distribution center, warehouse, plant, factory or other similar location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

Section 6.20 Post-Closing Obligations.

Within the time periods specified on Schedule 6.20 (or such later date to which the Administrative Agent consents), comply with the provisions set forth in Schedule 6.20.

ARTICLE VII.

NEGATIVE COVENANTS

Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Restricted Subsidiaries that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than any Secured Cash Management Obligation or Secured Hedge Obligation) remains outstanding:

Section 7.01 Investments. None of the Credit Parties nor any of its Restricted Subsidiaries will make any Investment in any Person, except for Investments which consist of:

(a) Investments comprised of notes payable, or stock or other securities issued by account debtors to such Credit Parties or its Restricted Subsidiaries pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business;

(b) Capital Stock

(i) issued and outstanding on the Closing Date in its Subsidiaries in existence on the Closing Date and

(ii) issued following the Closing Date by a Credit Party to another Credit Party;

(c) Investments consisting of

(i) intercompany loans by and among the Credit Parties so long as the Administrative Agent has a first priority, perfected Lien in such intercompany loans and, if an Intercompany Note is issued to evidence such intercompany loans, the Administrative Agent has received such Intercompany Note evidencing such intercompany loans, together with transfer powers executed in blank in connection therewith,

(ii) intercompany loans made by any Restricted Subsidiary to any Credit Party on terms and conditions acceptable to the Administrative Agent, including the Administrative Agent’s receipt of a Subordination Agreement, and

(iii) intercompany loans by a Credit Party to any Restricted Subsidiary that is not a Credit Party not to exceed $250,000 in the aggregate outstanding at any time;

(d) Investments by a Restricted Subsidiary that is not a Credit Party in another Restricted Subsidiary that is also not a Credit Party;

(e) Investments consisting of any Credit Party or any Restricted Subsidiary Guaranteeing (i) the Obligations of the Credit Parties and (ii) other Indebtedness if such Credit Party or such Restricted Subsidiary would be permitted to directly incur such Indebtedness under Section 7.02 (other than Section 7.02(f));

(f) Investments in cash or Cash Equivalents;

(g) Investments consisting of loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $50,000 per employee at any one time outstanding and $500,000 in the aggregate at any one time outstanding;

(h) Permitted Acquisitions; provided, Investments in the form of Permitted Acquisitions of entities that do not become Credit Parties shall not exceed the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA;

(i) Investments existing as of the Closing Date and set forth on Schedule 7.01;

(j) so long as no Event of Default set forth in Sections 8.01(a) and 8.01(e) shall have occurred or be continuing or would result therefrom, Investments in an amount not to exceed the Available Amount as of the date of such Investment;

(k) Investments in Unrestricted Subsidiaries not to exceed the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA;

(l) Investments in joint ventures and/or Restricted Subsidiaries that are not Credit Parties not to exceed the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA;

(m) additional Investments so long as the pro forma First Lien Net Leverage Ratio before and after giving effect to such Investments is no greater than 2.75 to 1.00 and

(n) other Investments not to exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated EBITDA in the aggregate outstanding at any time.

Section 7.02 Restrictions on Indebtedness. None of the Credit Parties nor any of its Restricted Subsidiaries will incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness secured by purchase money security interests and Capitalized Leases permitted by Section 7.03(a)(viii) and any Permitted Refinancing thereof; provided, that the aggregate amount of such Indebtedness described in this subclause (a) shall not exceed the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA, plus any additional amounts permitted to be incurred pursuant to the definition of Permitted Refinancing;

(b) Indebtedness of the Credit Parties consisting of the Obligations under the Loan Documents;

(c) Indebtedness of the Credit Parties under the ABL Credit Agreement and any Permitted Refinancing thereof; provided, that the aggregate amount of such Indebtedness described in this subclause (c) shall not exceed $125,000,000 plus any additional amounts permitted to be incurred pursuant to the definition of Permitted Refinancing;

(d) Indebtedness of any Credit Party outstanding as of the Closing Date and reflected on Schedule 7.02 hereto and any Permitted Refinancing thereof;

(e) unsecured Subordinated Debt incurred after the Closing Date on terms and conditions acceptable to the Administrative Agent in its sole discretion, provided that (i) the maturity date of such Subordinated Debt shall be at least one hundred and eighty (180) days following the Maturity Date (after taking in account any extension thereof as of the date of incurrence of such Subordinated Debt) and (ii) the aggregate amount of such Subordinated Debt shall not exceed $10,000,000;

(f) Indebtedness consisting of any Investment permitted by Sections 7.01(c), (d) or (e);

(g) Guarantees by (i) any Credit Party of Indebtedness of any other Credit Party permitted by this Section 7.02 (other than Section 7.02(k)), (ii) any Restricted Subsidiary that is not a Credit Party of any Indebtedness of any Credit Party permitted by this Section 7.02 (other than Section 7.02(k)) and (iii) any Restricted Subsidiary that is not a Credit Party of any Indebtedness of any other Restricted Subsidiary that is also not a Credit Party permitted by this Section 7.02;

(h) Indebtedness consisting of contingent liabilities under surety bonds and similar instruments incurred in the ordinary course of business;

(i) Indebtedness in respect of netting services, automatic clearing house arrangements, treasury management services and similar arrangements in the ordinary course of business in each case in connection with deposit and securities account;

(j) [reserved];

(k) (i) unsecured Indebtedness under the 2018 Contingent Promissory Note in an aggregate principal amount not to exceed $10,000,000, (ii) unsecured Indebtedness under the 2019 Contingent Promissory Note in an aggregate principal amount not to exceed $10,000,000, (iii) unsecured Indebtedness under the Guaranty Promissory Note in an aggregate principal amount not to exceed $10,000,000 and (iv) Guarantees of the Seller Notes pursuant to the Seller Note Guaranty;

(l) (i) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Unsecured Refinancing Debt and (ii) any Permitted Refinancing thereof;

(m) Indebtedness of the Credit Parties and their Restricted Subsidiaries consisting of Cash Management Obligations and Unsecured Cash Management Obligations;

(n) Indebtedness of the Credit Parties and their Restricted Subsidiaries consisting of Hedge Obligations incurred in the ordinary course of business and on a non-speculative basis;

(o) other Indebtedness not to exceed the greater of (x) $15,000,000 and (y) $25.0% of Consolidated EBITDA in the aggregate outstanding at any time and

(p) Indebtedness consisting of Incremental Equivalent/Ratio Debt and any Permitted Refinancing thereof; provided, that the aggregate amount of such Indebtedness described in this subclause (p) shall not exceed the Incremental Amount plus any additional amounts permitted to be incurred pursuant to the definition Permitted Refinancing.

Section 7.03 Restrictions on Liens and Negative Pledges.

(a) Permitted Liens. None of the Credit Parties nor any Restricted Subsidiary of any Credit Party will create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom other than:

(i) to the extent constituting a Lien, non-exclusive licenses of Intellectual Property (other than to the extent such licenses would restrict the ability of the Credit Party, a Restricted Subsidiary or the Administrative Agent to sell or license the subject Intellectual Property or impair the security interests granted to the Administrative Agent) in the ordinary course of business not interfering with the business of any Credit Party or its Restricted Subsidiaries;

(ii) leases or subleases of real property granted to third parties in the ordinary course of business not interfering with the business of any Credit Party or its Restricted Subsidiaries, so long as any such third party shall have entered into a non-disturbance agreement in form and substance satisfactory to the Administrative Agent;

(iii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other like Liens created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iv) pledges or deposits made in connection with worker’s compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities, in each case, in the ordinary course of business;

(v) minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the Credit Party’s or its Restricted Subsidiaries’ real property;

(vi) Liens in favor of the Administrative Agent and the other Secured Parties securing the Obligations;

(vii) Liens in existence on the Closing Date and listed on Schedule 7.03; provided that (i) the Lien does not extend to any additional property and (ii) to the extent such amount secured constitutes Indebtedness, such Indebtedness is permitted by Section 7.02(d);

(viii) Liens created after the date hereof by conditional sale or other title retention agreements (including Capitalized Leases and pursuant to sale-leaseback transactions permitted by this Agreement) or in connection with purchase money Indebtedness with respect to equipment and fixed assets acquired by any Credit Party or its Restricted Subsidiaries, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to conditional sale or title retention agreements of not more than the greater of (x) $25,000,000 and (y) 42.0% of Consolidated EBITDA outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets);

(ix) Liens securing judgments for the payment of money not constituting an Event of Default so long as the enforcement of such Lien has been effectively stayed and so long as such Lien is junior to the Lien in favor of the Administrative Agent granted under the Security Documents;

(x) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure with respect to such account relating to deposit or securities accounts maintained by Parent, the Borrower or any of their Restricted Subsidiaries with such banking institution;

(xi) Liens securing Indebtedness permitted pursuant to Section 7.02(c); provided, that (A) in the case of Liens on Collateral (other than ABL Priority Liens), such Liens shall be junior in priority to the Liens that secure the Obligations and (B) in the case of any ABL Priority Liens, such Liens may be senior in priority to the Liens securing the Obligations and the Obligations shall be secured by Liens on the applicable ABL Priority Collateral that are pari passu with or junior to such ABL Priority Liens;

(xii) other Liens not permitted above securing Indebtedness or other obligations not to exceed the greater of (x) $10,000,000 and (y) 17.0% of Consolidated EBITDA; provided that if on Collateral, such Liens shall be junior to the Liens securing the Obligations and

(xiii) Liens securing Incremental Equivalent/Ratio Debt incurred pursuant to clauses (a), (b) and (c)(i) and (ii) of the Incremental Amount and any Permitted Refinancing thereof that modifies, refinances, refunds, renews or extends secured Incremental Equivalent/Ratio Debt.

(b) Restrictions on Negative Pledges and Upstream Limitations. No Credit Party shall nor shall any Restricted Subsidiary (x) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Credit Party or any Restricted Subsidiary from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, or from making Guarantees of the Obligations, or (y) enter into any agreement, contract or arrangement restricting the ability of any Restricted Subsidiary of any Credit Party to pay or make dividends or distributions in cash or kind to any Credit Party or any Restricted Subsidiary, to make loans, advances or other payments of whatsoever nature to any Credit Party or Restricted Subsidiary, or to make transfers or distributions of all or any part of its assets to any Credit Party or Restricted Subsidiary, in each case other than:

(i) this Agreement and the other Loan Documents,

(ii) the ABL Credit Agreement and the other ABL Loan Documents,

(iii) with respect to clause (x), the Seller Notes and the deed of trust listed on Schedule 7.03 with respect to the Credit Parties’ new headquarters location, and

(iv) customary anti-assignment provisions contained in leases, licensing agreement and other agreements restricting the assignment thereof entered into by any Credit Party or any Restricted Subsidiary in the ordinary course of its business, but only if such anti-assignment provisions do not impair the perfection or enforceability of the security interests granted to the Administrative Agent.

Section 7.04 Restricted Payments; Prepayments of Junior Indebtedness.

(a) Restricted Payments. No Credit Party nor any Restricted Subsidiary shall make any Restricted Payment, except

(i) Restricted Payments to a Credit Party;

(ii) Restricted Payments solely in shares of common stock or warrants to purchase common stock so long as no Change of Control would result therefrom,

(iii) Restricted Payments in the form of splits of Capital Stock or reclassifications of Capital Stock into additional shares of common stock,

(iv) repurchases of Capital Stock in any Credit Party or any Restricted Subsidiary deemed to occur upon “cashless” exercise of stock options or warrants,

(v) any Permitted Tax Distributions by Parent (and any distribution to Parent by any other Credit Party to allow Parent to make Permitted Tax Distributions),

(vi) so long as no Event of Default shall have occurred or be continuing or would result therefrom, payments by the Borrower to Parent to enable Parent to purchase, redeem, retire or otherwise acquire shares of its Capital Stock (or options or rights to acquire its Capital Stock) held by current or former officers, directors or employees of any Credit Party, in an aggregate cash amount not exceeding the greater of (x) $5,000,000 and (y) 7.5% of Consolidated EBITDA during any Fiscal Year for all such purchases, redemptions, retirements and acquisitions during any Fiscal Year; provided, that unused amounts may be carried forward to the two subsequent Fiscal Years (except to the extent such unused amounts were previously twice carried forward),

(vii) Restricted Payments paid with the Net Issuance Proceeds Not Otherwise Applied of the issuance of Qualified Capital Stock by Parent (or any direct or indirect parent of Parent to the extent the cash proceeds of such equity issuance by such parent of Parent are contributed to Parent) in an amount not to exceed the net cash proceeds received by Parent,

(viii) so long as (A) no Event of Default shall have occurred or be continuing or would result therefrom and (B) the pro forma First Lien Net Leverage Ratio before and after giving effect to such Restricted Payments is no greater than 3.75 to 1.00, Restricted Payments in an amount not to exceed the Available Amount on the date of such Restricted Payment,

(ix) so long as (A) no Event of Default shall have occurred or be continuing or would result therefrom and (B) the pro forma First Lien Net Leverage Ratio before and after giving effect to such Restricted Payments is no greater than 2.25 to 1.00, an unlimited amount of Restricted Payments and

(x) so long as no Event of Default shall have occurred or be continuing or would result therefrom, other Restricted Payments not to exceed the greater of (x) $5,000,000 and (y) 7.5% of Consolidated EBITDA in the aggregate.

(b) Junior Indebtedness Payments. No Credit Party nor any Restricted Subsidiary shall pay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Junior Indebtedness other than:

(i) with respect to any Subordinated Debt incurred after the Closing Date, those payments expressly permitted to be made under the Subordination Agreement applicable thereto,

(ii) so long as no Default or Event of Default exists and is continuing before and after giving effect thereto, (A) with respect to the 2018 Contingent Note, interest payments in accordance with Section 7(b)(iii) of the 2018 Contingent Note as of the Closing Date, (B) with respect to the 2019 Contingent Note, interest payments in accordance with Section 7(b)(iii) of the 2019 Contingent Note as of the Closing Date and (C) with respect to the Guaranty Promissory Note, interest payments in accordance with Section 7 of the Guaranty Promissory Note as of the Closing Date, in each case, in an amount not to exceed the amount set forth in the applicable Seller Note as of the Closing Date and to be paid on a date no earlier than those dates set forth in the applicable Seller Note,

(iii) with respect to the Seller Notes, payments with respect to Indebtedness thereunder that are “payment-in-kind” and capitalized, compounded and added to the unpaid principal amount of the applicable Seller Note,

(iv) [reserved],

(v) so long as (A) no Event of Default shall have occurred or be continuing or would result therefrom and (B) the pro forma First Lien Net Leverage Ratio before and after giving effect to such prepayments of Junior Indebtedness is no greater than 3.75 to 1.00, prepayments of Junior Indebtedness in an aggregate amount not exceed the Available Amount on the date of such prepayment,

(vi) so long as no Event of Default shall have occurred or be continuing or would result therefrom, additional prepayments of Junior Indebtedness subject to a pro forma First Lien Net Leverage Ratio before and after giving effect to such prepayments of Junior Indebtedness is no greater than 2.50 to 1.00 and

(vii) so long as no Default or Event of Default shall have occurred or be continuing or would result therefrom, other prepayments of Junior Indebtedness not to exceed the greater of (x) $5,000,000 and (y) 7.5% of Consolidated EBITDA in the aggregate.

Section 7.05 Merger, Consolidation and Disposition of Assets.

(a) Mergers and Acquisitions. None of the Credit Parties nor any Restricted Subsidiary will become a party to any merger, dissolution, liquidation or consolidation, except for, so long as no Default or Event of Default is continuing or would result therefrom:

(i) Permitted Acquisitions; provided, that Permitted Acquisitions of entities that do not become Credit Parties shall not exceed the greater of $10,000,000 and 17.0% of Consolidated EBITDA;

(ii) the merger or consolidation of (A) one or more of Credit Parties or their Restricted Subsidiaries (other than Parent, the Borrower or any direct or indirect parent of the Borrower) with and into (B) another Credit Party (other than Parent or any direct or indirect parent of the Borrower) where such Credit Party is the surviving entity (for the avoidance of doubt, such merger or consolidation involves the Borrower, the Borrower shall be the surviving entity);

(iii) the merger or consolidation of any Restricted Subsidiary that is not a Credit Party with any other Restricted Subsidiary that is not a Credit Party; and

(iv) the merger or consolidation of any Credit Party (other than Parent, Borrower or any direct or indirect Parent of the Borrower) with any Restricted Subsidiary that is not a Credit Party to the extent such merger or consolidation consists of any Investment permitted pursuant to Section 7.01(l), (m) or (n).

(b) Disposition of Assets. No Credit Party nor any Restricted Subsidiary shall dissolve, liquidate or sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any Capital Stock of any of its Subsidiary (whether in a public or a private offering or otherwise), any of its receivables or any of its other investments, other than:

(i) the sale of inventory in the ordinary course of business;

(ii) dispositions of assets among Credit Parties (other than Capital Stock of Subsidiaries);

(iii) dispositions of obsolete or worn out equipment or fixtures no longer useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;

(iv) termination of a lease of real or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Credit Party’s default;

(v) so long as no Default or Event of Default is continuing or would result therefrom, sales of equipment now owned or hereafter acquired by any Credit Party or a Restricted Subsidiary, the fair market value or book value of which shall not exceed $500,000 in the aggregate;

(vi) non-exclusive licenses of Intellectual Property in the ordinary course of business (other than to the extent such licenses would restrict the ability of the Credit Party, a Restricted Subsidiary or the Administrative Agent to sell or license the subject Intellectual Property or impair the security interests granted to the Administrative Agent);

(vii) any sale, transfer or other disposition of all Capital Stock of the Mark and Chappell Entities, or all or substantially all of the assets of the Mark and Chappell Entities; provided, that prior to and after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing;

(viii) so long as (A) no Default or Event of Default is continuing or would result therefrom and (B) sales of other assets of any Credit Party or their Restricted Subsidiaries for fair market value so long as, to the extent the fair market value of such assets exceeds $1,000,000, at least 75% of the total consideration of such sale is in the form of cash and Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non-consensual Liens permitted pursuant to Section 7.03); provided, however, that, any Designated Non-Cash Consideration received by such Credit Party or Restricted

Subsidiary from such sale shall be deemed to constitute cash so long as the aggregate fair market value thereof (measured at the time such Designated Non-Cash Consideration is received), when taken together with all other Designated Non-Cash Consideration received pursuant to this proviso since the Closing Date, does not exceed the greater of (x) $15,000,000 and 25.0% of Consolidated EBITDA in the aggregate and

(ix) other disposition of assets not to exceed the greater of (x) $2,500,000 and (y) 4.25% of Consolidated EBITDA in the aggregate.

Section 7.06 [Reserved].

Section 7.07 [Reserved].

Section 7.08 Transactions with Affiliates. No Credit Party nor any Restricted Subsidiary will engage in any transaction with a value in excess of $2,500,000 with any Affiliate or its or any of its Affiliate’s employees, officers or directors, whether or not in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms less favorable to such Credit Party or Restricted Subsidiary or Affiliate than would have been obtainable on an arm’s-length basis in the ordinary course of business, provided, that the foregoing restriction shall not apply to:

(a) transactions solely among the Credit Parties otherwise permitted hereunder,

(b) transactions solely among Restricted Subsidiaries that are not Credit Parties otherwise permitted hereunder;

(c) the issuance by Parent of any Qualified Capital Stock to any Affiliate so long as no Change of Control shall result therefrom; and

(d) Existing Affiliate Transactions.

All such affiliate transactions described in this Section 7.08 and having occurred on or before the Closing Date are listed on Schedule 7.08 (such affiliate transactions, “Existing Affiliate Transactions”).

Section 7.09 [Reserved].

Section 7.10 Change in Terms of Governing Documents. No Credit Party nor any Restricted Subsidiary shall change or amend, modify, supplement or waive the terms of (a) any of its Governing Documents, except amendments, modifications, supplements or waivers that do not adversely affect the rights or interests of the Administrative Agent or the Lenders or (b) any Junior Indebtedness if after giving effect to such amendment, modification, supplement or waiver, the obligors with respect to such Junior Indebtedness would not have been permitted to incur, guarantee or secure such Junior Indebtedness, pursuant to the terms hereof if such Junior Indebtedness, as amended, modified, supplemented or waived, was incurred, guaranteed or secured as a Permitted Refinancing in respect of such Junior Indebtedness.

Section 7.11 [Reserved].

Section 7.12 [Reserved].

Section 7.13 Financial Maintenance Covenant. The Credit Parties shall not permit the First Lien Net Leverage Ratio, determined as of the end of the applicable Fiscal Quarter, to be less than the ratio set forth below:

Fiscal Quarter Ending	First Lien Net Leverage Ratio
December 31, 2019	6.25 to 1.00
March 31, 2020	6.25 to 1.00
June 30, 2020	6.25 to 1.00
September 30, 2020 and each Fiscal Quarter ending thereafter	5.75 to 1.00

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a) Non-Payment. Any Credit Party shall fail to pay (i) any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or (ii) any interest on the Loans, the fees or other sums due hereunder or under any of the other Loan Documents, within five (5) Business Days (or with respect to the fees and other sums, ten (10) Business Days) after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) Specific Covenants. Any Credit Party shall fail to comply with any of its covenants contained in Section 6.05(a), Section 6.06(a) (with respect to Parent, the Borrower or any direct or indirect parent of Borrower), Section 6.20 or Article 7;

(c) Other Defaults. Any Credit Party shall fail (or, to the extent applicable, fail to cause its Restricted Subsidiaries) to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8.01) and such failure continues for thirty (30) days after written notice thereof to the Borrower from the Administrative Agent;

(d) Representations and Warranties. (i) Any Credit Party shall fail (or, to the extent applicable, fail to cause its Restricted Subsidiaries) to cure, in the case of representations and warranties that are reasonably capable of cure, any representation or warranty of any Credit Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement proved to have been false in any material respect (but without any duplication of any materiality qualifications) upon the date when made or deemed to have been made or repeated, and such failure continues for thirty

(30) days from the making or deemed making of such representation or (ii) any other representation or warranty of any Credit Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect (but without any duplication of any materiality qualifications) upon the date when made or deemed to have been made or repeated;

(e) Inability to Pay Debt; Insolvency Proceedings; Etc. Any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) shall make an assignment for the benefit of creditors, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Credit Party or such Restricted Subsidiary or of any substantial part of the assets of any Credit Party or such Restricted Subsidiary or shall commence any case or other proceeding relating to any Credit Party or such Restricted Subsidiary under any Debtor Relief Law, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application (including a bankruptcy application) shall be filed or any such case or other proceeding shall be commenced against any Credit Party or such Restricted Subsidiary and such Credit Party or such Restricted Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed or stayed within sixty (60) days following the filing thereof; a decree or order (including a bankruptcy order) is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) bankrupt or insolvent, or approving a petition or a bankruptcy application in any such case or other proceeding, or a decree or order (including a bankruptcy order) for relief is entered in respect of any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(f) Judgments. There shall remain in force for more than thirty (30) days, whether or not consecutive, any final judgment against any Credit Party or a Restricted Subsidiary (considered collectively) that exceeds in the aggregate $17,500,000 which is not covered by insurance policies as to which coverage has been accepted unless such judgment has been discharged, satisfied, bonded or stayed pending appeal;

(g) ERISA Event. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Credit Parties or any Restricted Subsidiary under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC or the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in each case, if such ERISA Event could have a Material Adverse Effect;

(h) Indebtedness. Any Credit Party or any Restricted Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness in excess of $17,500,000 (net of amounts covered by insurance policies as to which coverage has been accepted or this party indemnities), or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $17,500,000 (net of amounts covered by insurance policies as to which coverage has been accepted or this party indemnities) for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(i) Invalidity of Loan Documents; Etc. If any of the Loan Documents shall be cancelled, terminated, revoked, rescinded or otherwise ceases to be in full force and effect other than in accordance with their terms; or the Administrative Agent’s security interests, mortgages or Liens in the Collateral shall cease to be valid and perfected, or shall cease to have the priority contemplated by the Security Documents, other than in accordance with the terms thereof or with the express prior written agreement of the Lenders; or any action at law, suit or in equity or other legal proceeding to cancel, revoke, rescind or declare void any of the Loan Documents shall be commenced by or on behalf of any Credit Party, any Restricted Subsidiary or any of their respective equity holders or Affiliates; or any court or any other Governmental Authority shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or any Credit Party shall otherwise contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall otherwise contest the validity or perfection of any Lien on any Collateral (other than, solely with respect to perfection, as expressly provided in the Security Agreement) purported to be covered by the Security Agreement.

(j) Change of Control. A Change of Control shall occur;

(k) Licenses, Permits, Etc. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit (including, without limitation, any Pharmaceutical License) now held or hereafter acquired by any Credit Party if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and

(c) exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Loan Documents, applicable law or equity;

provided, however, that upon the occurrence of an Event of Default under Section 8.01(e), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender. No termination of the commitments hereunder shall relieve any Credit Party of any of the Obligations.

Section 8.03 Application of Funds. In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, the Administrative Agent may apply (and shall apply at (a) the request of the Required Lenders or (b) following the exercise of remedies pursuant to Section 8.02, including without limitation, pursuant to the proviso thereof) such monies as follows (and each Lender shall comply with the instructions of the Administrative Agent in the case of any such monies received by such Lender):

(i) First, to payment of that portion of the Obligations owing to the Administrative Agent constituting (A) indemnities and expenses due and payable under this Agreement and the other Loan Documents (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent), and (B) the fees due and payable under the Fee Letter;

(ii) Second, to the payment of that portion of the Obligations constituting (A) indemnities and expenses (including reasonable and documented fees, charges and disbursements of counsel to the Lenders and amounts payable under Article III) due and payable to the Lenders under this Agreement and the other Loan Documents, (B) accrued and unpaid interest and fees (including, any amounts payable pursuant to Section 2.05(i)) due and payable to the Lenders, (C) unpaid principal of the Term Loans, ratably among the holders thereof, (D) Secured Cash Management Obligations then owing under Secured Cash Management Agreements and (E) Secured Hedge Obligations then owing under Secured Hedge Agreements;

(iii) Third, the payment in full of all other Obligations due and payable ratably among the holders thereof; and

(iv) Fourth, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

All payments applied to the Loans pursuant to this Section 8.03 shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.

ARTICLE IX.

ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Ares Capital Corporation to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Cash Management Bank or Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of their Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02, 8.03 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by a Credit Party or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Agents.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Agents. The Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be an Affiliate of the Lenders or other bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor as provided for above in this Section. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and its respective Related Parties in respect of any actions taken or omitted to be taken by any of them prior to such resignation.

Section 9.07 Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders, as applicable, on the Closing Date or as of the date of the establishment of any new Commitments or funding of any Term Loans, in each case, after the Closing Date.

Section 9.08 [Reserved]

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Collateral and Guarantee Matters. Each of the Lenders (including in its capacity as a potential Cash Management Bank or Hedge Bank) irrevocably authorizes the Administrative Agent at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (other than sales among Credit Parties), or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(a); and

(c) to release any Guarantor from its obligations under the Security Documents and release any related Collateral if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted by Section 7.05.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantees pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11 Disbursement and Collection Duties. Subject to Section 8.03, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents, and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent.

Section 9.12 Secured Cash Management Agreements.

(a) Except as otherwise expressly set forth herein, no Cash Management Bank that obtains the benefit of the provisions of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations arising under Secured Cash Management Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations arising under Secured Cash Management Agreements in the case of the termination of this Agreement.

(b) Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations arising under Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations arising under Secured Hedge Agreements in the case of the termination of this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend, increase or decrease the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that for the avoidance of doubt, mandatory prepayments pursuant to Section 2.05 may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or any fees due hereunder at the Default Rate;

(d) change Section 2.05(h), Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of the application of payments thereunder, in each case, without the written consent of each Lender;

(e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(f) (i) release all or substantially all of the Collateral in any transaction or series of related transactions, (ii) release all or substantially all of the Guarantors party to the Guarantees, (iii) subordinate the Obligations hereunder to any other Indebtedness (except as otherwise permitted by Section 7.03(a)(xi)) or (iv) except as provided by operation of applicable law, subordinate the Liens on all or substantially all of the Collateral granted in favor of the Administrative Agent for itself and the other Secured Parties under the Security Documents to any other Lien (other than Liens permitted by Section 7.03(a)(xi)), in each case, without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender assigning all or any part of Loans that are being funded by an SPC at the time of such amendment, waiver or other modification and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Lender that is a Credit Party or any Affiliate of any Credit Party (collectively, the “Disqualified Lenders”) shall have any right to exercise any voting, consent, elective or request right as a Lender, approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Disqualified Lenders), except that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Disqualified Lender and (y) any waiver, amendment or the modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Disqualified Lender more adversely than other affected Lenders shall require the consent of such Disqualified Lender.

Section 10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Credit Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications sent delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including through any Electronic Medium) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, each in its discretion, agree to accept notices and other communications to it or to them hereunder by electronic communications pursuant to procedures approved by it or them, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Advance Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one firm of outside counsel for such Persons, one local or special counsel to such Persons in any relevant jurisdiction and one regulatory counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, which, in the case of any Lender, other than the Administrative Agent and its Affiliates, shall be limited to one firm of outside counsel for all such Lenders, one local or special counsel to such Persons in any relevant jurisdiction and one regulatory counsel (and, in the case, of an actual or perceived conflict of interest, one additional counsel for all such similarly affected persons, one additional local or special counsel for all such similarly affected persons and one regulatory counsel for all such similarly affected persons) (including the reasonable and documented fees, charges and disbursements of counsel) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any outside counsel for any Indemnitee which, in the case of the Lenders and other Indemnitees (other than the Administrative Agent and its Affiliates) shall be limited to one firm of outside counsel for all such Lenders, one local or special counsel in any relevant jurisdiction and one regulatory counsel (and, in the case of an actual or perceived conflict of interest, one additional counsel for all such similarly affected persons, one additional local or special counsel for all such similarly affected persons in any relevant jurisdiction and one regulatory counsel for all such similarly affected persons)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and each of its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any other Credit Party, or any Environmental Liability related in any way to the Borrower or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or against a third party or by or against the Borrower or any other Credit Party, and regardless of whether any such Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Parties against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Credit Parties has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (and any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (and any sub-agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share of sum of the Aggregate Commitments and the Outstanding Amounts (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (and any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (and any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each other Credit Party shall not assert, and the Borrower and each other Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or, if permitted hereunder, such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders, and solely with respect to Section 10.04(b), each Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 in the case of any assignment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii) No consent shall be required for any assignment except to the extent required by subsection (b)(i) and (b)(v) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) Except as agreed by the Administrative Agent and the Required Lenders (a) no such assignment shall be made (I) to any Credit Party or any Affiliate or Subsidiary of any Credit Party, (II) [reserved] or (III) to a natural person and (b) subject to Section 10.06(b)(vi), prior to a Specified Event of Default, no such assignment shall be made to any Prohibited Assignee. In addition, the consent of the Borrower shall be required with respect to any assignment (x) prior to an Event of Default, with respect to an assignment to the Persons described in clause (a)(III), and (y) prior to a Specified

Event of Default, with respect to an assignment to the Persons described in clause (b). For the avoidance of doubt, the consent of the Borrower shall not be required following an Event of Default in the case of an assignment described in clause (x) of the preceding sentence or following a Specified Event of Default in the case of an assignment described in clause (y) of the preceding sentence.

(vi) Prior to any assignment to a Prohibited Assignee following a Specified Event of Default pursuant to Section 10.06(b)(v)(b), (x) the Borrower shall have five (5) Business Days following notice to Borrower of any proposed assignment to a Prohibited Assignee to repay all Obligations together with all accrued and unpaid interest and fees thereon (including, for the avoidance of doubt, any amounts payable pursuant to Section 2.05(i)) and (y) the Sponsors shall have five (5) Business Days following notice to Borrower of any proposed assignment to a Prohibited Assignee to purchase from the Lenders in immediately available funds the full amount (at par) of all Obligations together with all accrued and unpaid interest and fees thereon (including, for the avoidance of doubt, any amounts payable pursuant to Section 2.05(i)), all in amounts as specified by the Administrative Agent and determined in good faith and subject to documentation reasonably acceptable to the Administrative Agent and without recourse or warranty.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than, prior to an Event of Default, a natural Person, a Prohibited Assignee or any Credit Party or any Affiliate or Subsidiary of any Credit Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) [Reserved].

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding any provision to the contrary, any Lender (a “Granting Lender”) may assign to one or more special purpose funding vehicles (each, an “SPC”) all or any portion of its funded Loans, without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Granting Lender and such SPC, and may grant any such SPC the option, in such SPC’s sole discretion, to provide the Borrower all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement. Such SPCs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. The Granting Lender making such assignment shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPC). Notwithstanding such assignment, the Administrative Agent and Borrower may deliver notices to the Granting Lender making such assignment (as agent for the SPC) and not separately to the SPC unless the Administrative Agent and Borrower are requested in writing by the SPC (or its agent) to deliver such notices separately to it. The Borrower shall, at the request of any such Granting Lender, execute and deliver to such Person, as such Lender may designate, a Note in the amount of such Granting Lender’s original Note to evidence the Loans of such Granting Lender and related SPC.

Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (i) to financing sources, valuation providers and consultants.

For purposes of this Section, “Information” means all information received from the Borrower or any Credit Party relating to the Borrower or any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Credit Party, provided that, in the case of information received from the Borrower or any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Credit Party, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.

Notwithstanding anything to the contrary contained in this Section 10.07, each Credit Party consents to the publication by the Administrative Agent of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Medium) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch or office of such

Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. No amounts set off from any Guarantor shall be applied to any Excluded Hedge Obligations of such Guarantor.

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Non-Consenting Lender, then (x) the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and (y) the Administrative Agent may upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.05 and Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the Administrative Agent shall have consented to such assignment and the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby authorizes the Administrative Agent to execute and deliver, on behalf of such Lender, all documentation reasonable or necessary to effectuate this Section 10.13 if such Lender is required to make an assignment or delegation pursuant to this Section 10.13 and has not executed such documentation after a request by the Borrower or the Administrative Agent to do so.

Section 10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, THE OTHER CREDIT PARTIES SIGNATORY HERETO OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE FIRST SENTENCE OF SUBSECTION (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties and their Subsidiaries, which information includes the name and address of the Credit Parties and their Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties and their Subsidiaries in accordance with the Act. The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” or anti-money laundering rules and regulations, including the Act.

Section 10.16 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. IN THE EVENT OF ANY EXPRESS CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN, IT BEING UNDERSTOOD THAT PROVISIONS OF OTHER LOAN DOCUMENTS THAT SUPPLEMENT TERMS OF THIS AGREEMENT SHALL NOT BE DEEMED TO BE INCONSISTENT BECAUSE OF THEIR NATURE AS SUPPLEMENTARY PROVISIONS.

Section 10.17 Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.

Section 10.18 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of, the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied, so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the letters of credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:

(a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(b) (i) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and

(c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Credit Parties or any of their Affiliates. To the fullest extent permitted by law, the Credit Parties hereby waive and release any claims that they may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Borrower:

PETIQ, LLC, an Idaho limited liability company

By
Name:
Title:

The Administrative Agent:

ARES CAPITAL CORPORATION, as Administrative Agent

By
Name:
Title:

The Lenders:

ARES CAPITAL CORPORATION as an Initial Term Loan Lender

By
Name:
Title:

[                    ]

as an Initial Term Loan Lender

By
Name:
Title: